Exhibit 10.11

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) made and entered into as of the          day of October, 1997, by and between PETULA ASSOCIATES, LTD., an Iowa corporation, hereinafter called “Landlord”; and ICAGEN, INC., a Delaware corporation, hereinafter called “Tenant”:

WITNESSETH:

In consideration of the mutual covenants and agreements contained herein, the parties hereto agree for themselves, their successors and assigns, as follows:

1. DESCRIPTION OF PREMISES.

Landlord hereby leases to Tenant, and Tenant hereby accepts and rents from Landlord, that certain office/warehouse space (the “Premises”) containing approximately 8,983 rentable square feet known as Suite 390 located in the building known as Royal Center III (the “Building”) on a tract of land located at 4222 Emperior Boulevard, Durham, North Carolina, in Imperial Center Business Park, more particularly described on Exhibit “A” attached hereto; together with: (i) the nonexclusive right to use all parking areas, driveways, sidewalks and other common facilities furnished by Landlord from time to time and (ii) the right to three (3) surface parking spaces per 1,000 rentable square feet of the Premises. The Premises are designated as “Space-A” (approximately 5,383 rentable square feet) and “Space-B” (approximately 3,600 rentable square feet) as shown outlined in red on the building plan attached hereto as Exhibit “B” (Space-A and Space-B hereinafter being collectively deemed the “Premises”).

2. TERM.

Unless otherwise adjusted as hereinbelow provided, the term of this Lease (the “Term”) shall commence on the earlier of: (a) the date Tenant, or any person occupying any portion of the Premises with Tenant’s permission, commences business operations from the Premises, or (b) December 15, 1997 (the “Commencement Date”) and shall end at midnight on the date (the “Expiration Date”) which is five (5) full Lease Years (as hereinafter defined) from the Commencement Date (as same may be adjusted as hereinbelow provided); provided, however, for purposes hereof, Tenant’s installation of furniture, fixtures and equipment within the Premises shall not be deemed the commencement of business operations. Tenant shall have the option to extend the Term in accordance with Exhibit “E” attached hereto and incorporated herein by reference. As used herein, the term “Lease Year” shall mean each consecutive twelve-month period of the Term, beginning with the Commencement Date (as same may be adjusted as hereinbelow provided) or any anniversary thereof.

3. RENTAL.

During the Term, Tenant shall pay to Landlord, without notice, demand, reduction (except as may be applicable pursuant to the paragraphs of this Lease entitled “Damage or Destruction of Premises” or the paragraph entitled “Eminent Domain” of this Lease), setoff or any defense, a total rental (the “Annual Rental”) consisting of the sum total of the following:

(a) Minimum Rental.

(i) Commencing with the Commencement Date and continuing through the first Lease Year or earlier termination of this Lease, Tenant shall pay a minimum annual rental (the “Minimum Rental”) of Fifty-Five Thousand Three Hundred Thirty-Five and 28/100 Dollars ($55,335.28) [which represents a blended rate of $6.16 per rentable square foot of the Premises], payable in equal monthly installments of Four Thousand Six Hundred Eleven and 27/100 Dollars ($4,611.27) each in advance on or before the first day of each month.

(ii) Commencing with the first anniversary of the Commencement Date and continuing through the second Lease Year or earlier termination of this Lease, Tenant shall pay Minimum Rental of Sixty-Seven Thousand Six Hundred Forty-One and 99/100 Dollars ($67,641.99) [which represents a blended rate of $7.53 per rentable square foot of the Premises], payable in equal monthly installments of Five Thousand Six Hundred Thirty-Six and 83/100 Dollars ($5,636.83) each in advance on or before the first day of each month.

(iii) Commencing with the second anniversary of the Commencement Date and continuing through the third Lease Year or earlier termination of this Lease, Tenant shall pay Minimum Rental of Ninety-One Thousand Two Hundred Sixty-Seven and 28/100 Dollars ($91,267.28) [which represents a blended rate of $10.16 per rentable square foot of the Premises], payable in equal monthly installments of Seven Thousand Six Hundred Five and 61/100 Dollars ($7,605.61) each in advance on or before the first day of each month.

(iv) Commencing with the third anniversary of the Commencement Date and continuing through the fourth Lease Year or earlier termination of this Lease, Tenant shall pay Minimum Rental of Ninety-Three Thousand Nine Hundred Sixty-Two and 18/100 Dollars ($93,962.18) [which represents a blended rate of $10.46 per rentable square foot of the Premises], payable in equal monthly installments of Seven Thousand Eight Hundred Thirty and 18/100 Dollars ($7,830.18) each in advance on or before the first day of each month.

(v) Commencing with the fourth anniversary of the Commencement Date and continuing through the Expiration Date or earlier termination of this Lease, Tenant shall pay Minimum Rental of Ninety-Six Thousand Eight Hundred Thirty-Six and 74/100 Dollars ($96,836.74) [which represents a blended rate of $10.78 per rentable square foot of the Premises], payable in equal monthly installments of Eight Thousand Sixty-Nine and 73/100 Dollars ($8,069.73) each in advance on or before the first day of each month. For purposes hereof, if the Commencement Date is a date other than the first day of a calendar month, the Minimum Rental shall be prorated daily from such date to the first day of the next calendar month and paid on the Commencement Date.

Notwithstanding the foregoing, if for any reason the Supplemental Improvement Allowance (as hereinafter defined) is not paid to Tenant, Minimum Rental shall be adjusted as follows: (i) for the third Lease Year, Minimum Rental shall be reduced to a blended rate of $7.75 per rentable square foot of the Premises, (ii) for the fourth Lease Year, Minimum Rental shall be reduced to $7.98 per rentable square foot of the Premises, and (iii) for the fifth Lease Year, Minimum Rental shall be reduced to $8.22 per rentable square foot of the Premises.

(b) Additional Rental. [Intentionally Deleted]

(c) Tenant’s Share of Taxes.

Tenant shall pay an amount equal to Tenant’s “proportionate share” of any ad valorem taxes (or any tax hereafter imposed in lieu thereof) imposed upon the Building and the Premises. Tenant’s “proportionate share” of the taxes, the insurance premiums and common area maintenance costs, as described below, shall be a fraction, the numerator of which shall be the number of rentable square feet within the Premises and the denominator of which shall be the number of square feet within the Building. Tenant’s proportionate share of taxes shall be paid as provided in subparagraph (f) below. Provided, any increase in ad valorem taxes on the Premises as a result of alterations, additions or improvements made by, for or on account of Tenant shall be reimbursed by Tenant to Landlord within thirty (30) days after receipt of written demand therefor.

(d) Tenant’s Share of Insurance Premiums.

Tenant shall pay an amount equal to Tenant’s “proportionate share” of any premiums charged for fire and extended coverage and liability insurance with all endorsements carried by Landlord on the Building payable for any calendar year (including any applicable partial calendar year), provided such premiums are not a direct result of another tenant’s use of its premises in the Building. Tenant’s proportionate share of premiums shall be paid as provided in subparagraph (f) below.

(e) Tenant’s Share of Common Area Operating and Maintenance Costs.

Tenant shall pay an amount equal to Tenant’s “proportionate share” of the reasonable costs for operating and maintaining the Building’s common areas, including, but not limited to, building management, the cost of grass mowing, shrub care and general landscaping, irrigation systems, maintenance and repair to parking and loading areas, driveways, sidewalks, exterior lighting, garbage collection and disposal, common water and sewer, common plumbing, common signs and other facilities shared by the various tenants in the Building, and of the Building’s share of the common area operating and maintenance costs for the entire Business Park (including without limitation a general Business Park fee). Landlord shall use good faith efforts to keep the operating and maintenance costs in line with costs for other similarly situated buildings in the Raleigh/Durham market, taking into account rent and other relevant factors. Tenant’s proportionate share shall be paid as provided in subparagraph (f) below. For purposes hereof, the expenses identified in subparagraphs (c), (d) and (e) of this Section shall be deemed the “Tenant Expenses.”

(f) Payment of Proportionate Shares.

Tenant shall pay to Landlord each month, along with Tenant’s installments of Minimum Rental (and Additional Rental, if applicable) a sum equal to one-twelfth (1/12) of the amount estimated by Landlord (in its reasonable discretion) as Tenant’s proportionate share of the Tenant Expenses for each calendar year. For the first calendar year beginning with January 1, 1998, the amount of Tenant’s estimated proportionate share of all Tenant Expenses shall be Thirteen Thousand Four Hundred Seventy-Five and No/100 Dollars ($13,475.00) [which represents $1.50 per rentable square foot of the Premises], payable in advance in equal monthly installments of One Thousand One Hundred Twenty-Two and 92/100 Dollars ($1,122.92). Landlord will make reasonable efforts to provide Tenant with Landlord’s estimate of Tenant’s proportionate share of Tenant Expenses for the upcoming calendar year on or before December 15 of each calendar year during the Term hereof. If Landlord fails to notify Tenant of Tenant’s revised proportionate share of Tenant Expenses by such date, Tenant shall continue to pay the monthly installments of the proportionate share amount, if any, last payable by Tenant until notified by Landlord of such new estimated amount. No later than May l of each calendar year of the Term, Landlord shall deliver to Tenant a written statement setting forth the actual amount of Tenant’s proportionate shares of the Tenant Expenses for the preceding calendar year. Tenant shall pay the total amount of any balance due shown on such statement within thirty (30) days after its delivery. In the event such annual costs decrease for any such year, Landlord shall reimburse Tenant for any overage paid and the monthly rental installments for the next period shall be reduced accordingly, but not below the Minimum Rental. For the calendar year in which this Lease commences, the proportionate shares of such amounts shall be prorated from the Commencement Date through December 31 of such year. Further, Tenant shall be responsible for payment of its proportionate share of Tenant Expenses for the calendar year in which the Term expires, prorated from January 1 thereof through the Expiration Date. Upon the Expiration Date, Landlord may elect either (i) to require Tenant to pay any unpaid estimated proportionate shares within thirty (30) days after the Expiration Date, which estimate shall be made by Landlord based upon actual and estimated costs for such year, or (ii) to withhold from Tenant’s security deposit an amount equal to one hundred twenty-five percent (125%) of any estimated proportionate shares until the exact amount payable for such proportionate shares shall have been determined, after which Landlord shall return any excess security deposit to Tenant.

(g) Documentary Tax.

Landlord represents that there is currently no documentary stamp tax, sales tax or any other tax or similar charge (exclusive of any income tax payable by Landlord as a result hereof) which will be levied on the rental, leasing or letting of the Premises, however, in the event that any such charge or tax, whether local, state or federal, becomes applicable to the rental, leasing or letting of the Premises and is required to be paid due to the execution hereof or otherwise with respect to this Lease or the payments due hereunder (exclusive of any income payable by Landlord as a result hereof), the cost thereof shall be borne by Tenant and shall be paid promptly and prior to same becoming past due. Tenant shall provide Landlord with copies of all paid receipts respecting such tax or charge promptly after payment of same.

(h) Late Payment.

If any monthly installment of Minimum Rental, Additional Rental (if any) or any other sum due and payable pursuant to this Lease remains due and unpaid ten (10) days after said amount becomes due, Tenant shall pay as additional rent hereunder a late payment charge equal to the greater of (i) Five Hundred and No/100 Dollars ($500.00) or (ii) a sum equal to five percent (5%) of the unpaid rent or other payment. All unpaid rent and other sums of whatever nature owed by Tenant to Landlord under this Lease shall bear interest from the tenth (10th) day after the due date thereof until paid at the lesser of two percent (2%) per annum above the “prime rate” as published in the Wall Street Journal from time to time (the “Prime Rate”). Acceptance by Landlord of any payment from Tenant hereunder in an amount less than that which is currently due shall in no way affect Landlord’s rights under this Lease and shall in no way constitute an accord and satisfaction.

4. DELIVERY AND UPFITTING OF PREMISES.

Tenant agrees that it is accepting the Premises in its “as is” base building condition without any further improvements thereto by Landlord. Tenant agrees to deliver the final plans and specifications for the design and upfitting of the Premises (the “Plans”) to Landlord on or before October 24, 1997. Landlord shall not unreasonably withhold or delay its approval of such of the Plans and agrees to provide Tenant with notice of any objections to the Plans within twenty (20) days after Landlord’s receipt of same. Upon approval by Landlord of the Plans, they shall be attached as Exhibit C to this Lease and made a part hereof . Once the Plans have been approved by Landlord, Tenant shall promptly commence installation of the Tenant Improvements (as hereinafter defined) in Space-A in accordance with the Plans. Except as otherwise provided herein, Tenant shall install the Tenant Improvements in Space-B in accordance with the Plans on or before the commencement of the third Lease Year. The general contractor retained by Tenant to install the Tenant Improvements shall be subject to Landlord’s prior written approval; provided, however, Facilities Management Associates shall be deemed approved by Landlord.

Tenant will supervise the design, construction and installation of the initial improvements in the Premises (the “Tenant Improvements”) in accordance with the Plans at Tenant’s sole cost and expense. Landlord agrees to pay Tenant at the time and in the manner set forth below an allowance (the “Tenant Improvement Allowance”) in the amount of Eighty Thousand Seven Hundred Forty-Five and No/100 Dollars ($80,745.00) to cover the costs associated with the design, construction and installation of the Tenant Improvements in Space-A. Upon receipt of evidence from Tenant that such amounts have been expended in connection with the design, construction and installation of the Tenant Improvements (together with such other information as Landlord may reasonably request from Tenant), Landlord shall, within twenty (20) days of Landlord’s receipt of such documentation, pay to Tenant the amount of all cost and expenses shown thereby less the amount of any such payment or payments previously made by Landlord to Tenant; provided, however, such disbursements of the Tenant Improvement Allowance shall occur not more frequently than monthly and the aggregate amount of all sums to be paid by Landlord to Tenant hereunder with respect to Space-A shall not in any event exceed the sum of

Eighty Thousand Seven Hundred Forty-Five and No/100 Dollars ($80,745.00); provided further, that Landlord shall have no obligation hereunder to make any payment with respect to any such improvement which, when made, shall not be a fixture and thus part of the Building to be surrendered to Landlord upon the expiration of or earlier termination of this Lease. All savings or unused portions of the Tenant Improvement Allowance shall be retained by Landlord.

In addition to the Tenant Improvement Allowance, provided: (i) no Event of Default has occurred and is continuing hereunder, and (ii) Landlord has reviewed and approved Tenant’s then-financial condition, Landlord agrees to pay Tenant on or before the commencement of the third Lease Year an additional allowance (the “Supplemental Improvement Allowance”) in an amount up to Fifty-Four Thousand and No/100 Dollars ($54,000.00) for the design, construction and installation of the Tenant Improvements in Space-B. Landlord shall disburse the Supplemental Improvements Allowance in the same manner as is set forth hereinabove with respect to the Tenant Improvement Allowance; provided, however, that the aggregate amount of all sums to be paid by Landlord to Tenant hereunder with respect to the upfitting of Space-B shall not in any event exceed the sum of Fifty-Four Thousand and No/100 Dollars ($54,000.00), and provided further, that Landlord shall have no obligation hereunder to make any payment with respect to any such improvement which, when made, shall not be a fixture and thus part of the Building to be surrendered to Landlord upon the expiration of or earlier termination of this Lease. All savings or unused portions of the Supplemental Improvement Allowance shall be retained by Landlord. Notwithstanding anything contained herein to the contrary, Landlord’s obligation to provide the Supplemental Improvement Allowance is contingent in all respects upon the substantial completion of the initial upfitting of Space-B.

In connection with the upfitting of both Space-A and Space-B, Tenant agrees to pay Landlord a construction management fee equal to four percent (4%) of the total cost of constructing the Tenant Improvements; provided, however, in no event shall the construction management fee exceed $6,460 with respect to the upfitting of Space-A and $4,320 with respect to the upfitting of Space-B. In addition to the Tenant Improvements, Tenant shall be solely responsible for the cost of constructing any demising wall(s) required by Landlord and any required suite entrances.

Notwithstanding anything contained herein to the contrary, upon the expiration or earlier termination of the Term or Tenant’s vacating the Premises, Landlord may direct Tenant to restore the Premises to its “base building condition,” which for purposes hereof, shall be defined as the condition of the Premises as it existed when received by Tenant together with such other Tenant Improvements as Landlord directs be left at the Premises; provided, however, Tenant’s restoration obligations with respect to the slab floor in the Premises shall be limited to restoring the floor to a level slab of commercially reasonable tolerances (i.e. one-eighth of an inch per ten feet). All materials (including Tenant Improvements) which Landlord directs Tenant to remove from the Premises shall be the sole and exclusive property of Tenant. Within ten (10) business days after Tenant’s request for same (such request to be made no earlier than sixty (60) days prior to the expiration or earlier termination of the Term), Landlord shall provide Tenant with a list of those Tenant Improvements which Landlord directs be left at the Premises upon the expiration of the Term. Notwithstanding the foregoing, in the event Landlord re-leases the

Premises to a third party which intends to use the Premises in a manner consistent with Tenant’s use, Landlord may elect, at the expiration or earlier termination of the Term, to accept the Premises from Tenant in its then-current condition or with only minor variations thereto.

5. ALTERATIONS AND IMPROVEMENTS BY TENANT.

Tenant shall make no structural changes respecting the Premises or the Building and shall make no changes of any kind respecting the Premises or the Building that are visible from the exterior of the Premises without Landlord’s consent, to be granted or withheld in Landlord’s sole discretion. Except for the initial upfitting of the Premises in accordance with the Plans, any other nonstructural changes or other alterations, additions, or improvements to the Premises shall be made by or on behalf of Tenant only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All alterations, additions or improvements, including without limitation all partitions, walls, railings, carpeting, floor and wall coverings and other fixtures (excluding, however, Tenant’s trade fixtures as described in the paragraph entitled “Trade Fixtures and Equipment” below) made by, for, or at the direction of Tenant shall, when made, become the property of Landlord, at Landlord’s sole election, and shall, unless otherwise specified by Landlord at the time Landlord gives its consent thereto, remain upon the Premises at the expiration or earlier termination of this Lease.

Notwithstanding anything contained herein to the contrary, all alterations and improvements undertaken by Tenant shall be consistent with the then-existing quality, color scheme (where appropriate), general asthetic appearance and tenor of the balance of the Building and, in any event, Landlord may withhold its consent to any proposed alteration or improvement by Tenant unless Tenant agrees to remove said improvement at the end of the Term and/or restore the Premises to the condition in which it existed prior to the undertaking of the proposed alteration or improvement.

6. USE OF PREMISES.

(a) Tenant shall use the Premises only for general office or laboratory purposes and for no other purposes. Tenant shall comply with all laws, ordinances, orders, regulations or zoning classifications of any lawful governmental authority, agency or other public or private regulatory authority (including insurance underwriters or rating bureaus) having jurisdiction over the Premises. Tenant shall not do any act or follow any practice relating to the Premises which shall constitute a nuisance or detract in any way from the reputation of the Building as a real estate development comparable to other comparable buildings in the Raleigh/Durham market taking into account rent and other relevant factors. Tenant’s duties in this regard shall include allowing no noxious or offensive odors, fumes, gases, smoke, dust, steam or vapors, or any loud or disturbing noise or vibrations to originate in or emit from the Premises.

(b) Without limiting the generality of (a) above, and excepting only office and laboratory supplies used in the ordinary course of Tenant’s business and cleaning materials used by Tenant in its ordinary day to day business operations (but not held for sale, storage or distribution) and customarily used in facilities such as the Building, and then only to the extent used, stored (but not any bulk storage), transported, and disposed of strictly in accordance with all applicable laws, regulations and manufacturer’s recommendations, the Premises shall not be used for the treatment, storage, transportation to or from, use or disposal of toxic or hazardous wastes, materials, or substances, or any other substance that is prohibited, limited or regulated by any governmental or quasi-governmental authority or that, even if not so regulated, could or does pose a hazard to health and safety of the occupants of the Building or surrounding property (collectively “Hazardous Substances”). Prior to its occupancy of the Premise, Tenant shall provide Landlord with a list of any Hazardous Substances which it plans to introduce to the Premises and thereafter, on each anniversary of the Commencement Date, Tenant shall update said list and identify which Hazardous Substances have been used within the Premises and which Hazardous Substances may be used within the Premises in the future. In addition, prior to Tenant’s occupancy of the Premises, Tenant agrees to submit a plan detailing the method of disposal, storage and treatment of such Hazardous Substances to Landlord for Landlord’s approval; provided, however, so long as such method of disposal, storage and treatment of such materials is in compliance with all applicable governmental rules and regulations, Landlord’s consent to such matters shall not be unreasonably withheld. Tenant shall be liable for, and shall indemnify and hold Landlord harmless from, all costs, damages and expenses (including reasonable attorney’s fees) incurred in connection with the use, storage, discharge or disposal of any Hazardous Substances by Tenant or Tenant’s Invitees.

(c) Except for possible restrictions with respect to signage (which Tenant agrees to abide by in connection with its use of the Premises), there are currently no restrictive covenants relating to the Building.

(d) Tenant shall exercise due care in its use and occupancy of the Premises and shall not commit or allow waste to be committed on any portion of the Premises; and at the expiration or earlier termination of this Lease, Tenant shall deliver the Premises to Landlord in as good condition on the date of completion of the Tenant Improvements in the Premises, ordinary wear and tear, fire or other casualty, condemnation and acts of God alone excepted.

(e) Tenant shall save Landlord harmless from any claims, liabilities, penalties, fines, costs, expenses or damages resulting from the failure of Tenant to comply with the provisions of this paragraph 6. This indemnification shall survive the termination or expiration of this Lease.

7. TAXES ON LEASE AND TENANT’S PROPERTY.

(a) Landlord represents that there are currently no taxes, documentary stamps or assessments of any nature which will be imposed or assessed upon this Lease, Tenant’s occupancy of the Premises or Tenant’s trade fixtures, equipment, machinery, inventory, merchandise or other personal property located on the Premises and owned by or in the custody of Tenant; provided, however, in the event any such charge or tax becomes appliable to this Lease, Tenant’s occupancy of the Premises or Tenant’s equipment, Tenant shall be fully responsible for the payment of same (exclusive of any income tax payable by Landlord as a result hereof) and shall pay such amount as promptly as all such taxes or assessments may become due and payable without any delinquency.

(b) Landlord shall pay, subject to reimbursement from Tenant as provided in the paragraph entitled “Rental” of this Lease, all ad valorem property taxes which are now or hereafter assessed upon the Building and the Premises (exclusive of any income tax payable by Landlord as a result hereof), except as otherwise expressly provided in this Lease.

8. FIRE AND EXTENDED COVERAGE INSURANCE.

Landlord shall maintain and pay for fire and casualty special form “all risk” insurance, with extended coverage, covering the Building equal to at least eighty percent (80%) of the replacement cost thereof. Tenant shall not do or cause to be done or permit on the Premises or in the Building anything deemed extrahazardous on account of fire and Tenant shall not use the Premises or the Building in any manner which will cause an increase in the premium rate for any insurance in effect on the Building or a part thereof. If, because of anything done, caused to be done, permitted or omitted by Tenant or Tenant’s Invitees, the premium rate for any kind of insurance in effect on the Building or any part thereof shall be raised, Tenant shall pay Landlord on demand the amount of any such increase in premium which Landlord shall pay for such insurance and if Landlord shall demand that Tenant remedy the condition which caused any such increase in an insurance premium rate, Tenant shall remedy such condition within five (5) days after receipt of such demand. Tenant shall maintain and pay for all fire and extended coverage insurance on its contents in the Premises, including trade fixtures, equipment, machinery, merchandise or other personal property belonging to or in the custody of Tenant.

Notwithstanding anything herein to the contrary, Landlord reserves the right for itself, successors and assigns to self-insure against any risk required hereunder to be insured or otherwise assumed by Landlord so long as any such program of self-insurance affords the same coverage of risks and benefits which would be afforded in the event Landlord procured insurance from a third-party insurer.

9. LANDLORD’S COVENANT TO REPAIR AND REPLACE.

(a) During the Term, Landlord shall be responsible only for repairs or replacements to the roof, exterior walls, structural members (including foundation and subflooring of the Premises) and for the central plumbing and electrical systems serving the entire Building up to the respective applicable points of entry of same into the Premises except for repairs or replacements caused by the negligence, misconduct, or acts or omissions of Tenant or Tenant’s Invitees unless such amounts are paid to Landlord pursuant to an insurance policy. Landlord shall maintain such items in compliance with applicable laws, regulations, ordinances and codes or alternatively, any non-compliance shall not materially impair Tenant’s use and enjoyment of the Premises or constitute a threat or danger to the health or safety of Tenant or Tenant’s Invitees. Landlord’s repairs and replacements shall be made as soon as reasonably possible using due diligence and reasonable efforts, taking into account in each instance all circumstances surrounding the repair or replacement, including without limitation, the materiality of the repair or replacement to Tenant’s use and operations within the Premises and the relation thereof to the enjoyment of same, such period not to exceed one hundred eighty (180) days after receiving written notice from Tenant of the need for repairs. If Landlord defaults in the performance of its obligation to repair as set forth above, then (unless the need for such repairs or replacements is the result of the negligence, misconduct or intentional acts or omissions of Tenant or Tenant’s Invitees, in which event Tenant shall not be entitled to terminate this Lease) either party may terminate this Lease effective upon thirty (30) days’ prior written notice, without prejudice to Landlord’s rights to receive payment from Tenant for uninsured damages caused directly or indirectly by Tenant or Tenant’s Invitees. If the need for such repairs or replacements is the result of the negligence, misconduct or intentional acts or omissions of Tenant or Tenant’s Invitees, and the expense of such repairs or replacements are not fully covered and paid by Landlord’s insurance, then Tenant shall pay Landlord the full amount of expenses not covered. Landlord’s duty to repair or replace as prescribed in this paragraph shall be Tenant’s sole remedy and shall be in lieu of all other warranties or guaranties of Landlord, express or implied.

(b) Landlord shall not be liable for any failure to make any repairs or to perform any maintenance required of Landlord hereunder, following written notice from Tenant to Landlord setting forth the need for such repair(s) or replacement(s) in reasonable detail, so long as Landlord is pursuing the completion of such repair(s) or replacement(s) using due diligence and reasonable efforts, taking into account in each instance all circumstances surrounding the repair or replacement, including without limitation, the materiality of the repair or replacement to Tenant’s use and operations within the Premises and the relation thereof to the enjoyment of same. Except as set forth in the paragraph of this Lease, entitled “Damage or Destruction of Premises”, there shall be no abatement of rent. There shall be no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, replacements, alterations or improvements to any portion of the Building or the Premises, or to fixtures, appurtenances and equipment therein. To the extent permitted under applicable law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

10. TENANT’S COVENANT TO REPAIR.

Tenant shall be responsible for the repair, replacement and maintenance in good order and condition of all parts and components of the Premises (other than those specified for repair, replacement and maintenance by Landlord above), including without limitation the plumbing, wiring, electrical systems, HVAC system, glass and plate glass, equipment and machinery constituting fixtures, unless such repairs or replacements are required as a result of the negligence, misconduct or intentional acts or omissions of Landlord, its agent(s), employee(s) or invitee(s) in which event Landlord shall be responsible for such repairs. At the end of the Term, Tenant shall return the Premises to Landlord in as good condition as they were when received, excepting only normal wear and tear, acts of God and repairs required to be made by Landlord hereunder. Tenant’s duty to maintain the HVAC system shall specifically include the duty to enter into and maintain at Tenant’s sole expense during the entire term of this Lease a contract for the routine and periodic maintenance and regular inspection of such HVAC system, the replacement of filters as recommended and the performance of other recommended periodic servicing in accordance with applicable manufacturer’s standards and recommendations. Such contract: (a) shall be with a reputable contractor reasonably satisfactory to Landlord; (b) shall satisfy the requirements for routine and periodic maintenance, if any, necessary to keep all applicable manufacturer’s warranties in full force and effect; and (c) shall provide that in the event this Lease expires or is earlier terminated for any reason whatsoever that said contract shall be immediately terminable by Landlord or Tenant without any cost, expense or other liability on the part of Landlord.

11. TRADE FIXTURES AND EQUIPMENT.

Prior to installation, Tenant shall furnish to Landlord notice of all trade fixtures and equipment of a permanent nature which it intends to install within the Premises and the installation of same shall be subject to Landlord’s consent, not to be unreasonably withheld (provided there is no modification to (i) the structural components of the Premises or the Building, or (ii) the Building systems, in which event Landlord’s consent may be granted or withheld in Landlord’s sole discretion). So long as no Event of Default has occurred and is continuing hereunder, any trade fixtures and equipment installed in the Premises at Tenant’s expense and identified by Tenant in notice to Landlord (including without limitation, all racks, counters, shelves, mirrors, chairs and other trade fixtures and equipment) shall remain Tenant’s personal property and Tenant shall have the right at any time during the Term to remove such trade fixtures and equipment. Upon removal of any trade fixtures or equipment, Tenant shall immediately restore the Premises to substantially the same condition in which it existed when received by Tenant, ordinary wear and tear, condemnation and acts of God alone excepted. Any trade fixtures not removed by Tenant within five (5) days after the expiration or an earlier termination of the Lease shall, at Landlord’s sole election, either (i) become the property of Landlord, in which event Landlord shall be entitled to handle and dispose of same in any manner Landlord deems fit without any liability or obligation to Tenant or any other third party with respect thereto, or (ii) be subject to Landlord’s removing such property from the Premises and storing same, all at Tenant’s expense and without any recourse against Landlord with respect thereto. Without limiting the generality of the foregoing and except as provided in Section 4 hereof, the following property shall in no event be deemed to be “trade fixtures” and Tenant shall not remove any such property from the Premises under any circumstances, regardless of whether installed by Landlord or Tenant: (a) any air conditioning, air ventilating or heating fixtures or equipment; (b) any lighting fixtures or equipment; (c) any carpeting or other permanent floor coverings; (d) any paneling or other wall coverings; (e) plumbing fixtures and equipment; or (f) permanent shelving. Notwithstanding anything contained herein to the contrary, with respect to any installation within the Premises which creates or results in a penetration of the ceiling or roof of the Premises or the Building, Landlord’s consent to same shall not be unreasonably withheld so long as: (i) such installation is necessary to the conduct of Tenant’s ordinary business operations within the Premises, (ii) such installation does not void or otherwise adversely impact Landlord’s roof warranty and (iii) such installation can practically be made without material interference to the other structural components of the Premises or the Building. With respect to any proposed alteration by Tenant (other than the initial upfitting of the Premises), Tenant shall pay all actual out-of-pocket expenses incurred by Landlord (to the extent commercially reasonable under the circumstances) in the course of its review and approval of such alterations.

12. UTILITIES.

Tenant shall pay for all utilities or services related to its use of the Premises including without limitation electricity, gas, heat, water, sewer, telephone and janitorial services. To the extent that water and/or sewer usage are not separately metered for the Premises, Tenant shall pay its proportionate share of the applicable charges therefor, with such proportionate share being as defined in subparagraph 3(c), and the manner for payment thereof shall be as set forth in subparagraph 3(f). Landlord shall not be responsible for the stoppage or interruption of utilities services other than as required by its limited covenant to repair and replace set forth above, nor shall Landlord be liable for any damages caused by or from the plumbing and sewer systems.

13. DAMAGE OR DESTRUCTION OF PREMISES.

If the Premises are damaged by fire or other casualty, but are not rendered untenantable for Tenant’s business (as mutually determined by Landlord and Tenant in their reasonable discretion), either in whole or in part, Landlord shall cause such damage to be repaired without unreasonable delay and the Annual Rental shall not abate. If by reason of such casualty the Premises are rendered untenantable for Tenant’s business (as mutually determined by Landlord and Tenant in their reasonable discretion), either in whole or in part, Landlord shall cause the damage to the physical structure of the Building (excluding any Tenant improvements or alterations therein) to be repaired or replaced without unreasonable delay, and, in the interim, the Annual Rental shall be proportionately reduced as to such portion of the Premises as is rendered untenantable. Any such abatement of rent shall not, however, create an extension of the Term. Provided, however, if by reason of such casualty, the Premises are rendered untenantable in some material portion (as mutually determined by Landlord and Tenant in their reasonable discretion), and Landlord, in its reasonable estimation, determines that the amount of time required to repair the damage using due diligence is in excess of one hundred eighty (180) days, then either party shall have the right to terminate this Lease by giving written notice of termination within thirty (30) days after the date of casualty and, except for those obligations accruing prior to the effective date of termination, Tenant shall have no further obligation or liability hereunder. Notwithstanding the foregoing, in the event the casualty giving rise to an election to terminate is caused by the negligence, misconduct or acts or omissions of Tenant or Tenant’s Invitees, Tenant shall have no right to terminate this Lease. Notwithstanding the other provisions of this paragraph, in the event there should be a casualty loss to the Premises to the extent of fifty percent (50%) or more of the replacement value of the Premises or if the Premises is rendered untenantable for the conduct of Tenant’s business operations during the last Lease Year of the Term or any extended term, as mutually determined by Landlord and Tenant in the exercise of their reasonable discretion, either party may, at its option, terminate this Lease by giving written notice within thirty (30) days after the date of the casualty and the Annual Rental shall abate as of the date of such notice. Except as provided herein, Landlord shall have no obligation to rebuild or repair in case of fire or other casualty, and no termination under this paragraph shall affect any rights of Landlord or Tenant hereunder because of prior defaults of the other party. Tenant shall give Landlord immediate notice of any fire or other casualty in the Premises.

14. GOVERNMENTAL ORDERS.

Except as hereinbelow set forth regarding compliance of the physical structure of the Premises with the applicable requirements of the Americans with Disabilities Act and the implementing regulations (the “ADA”) as of the Commencement Date, Tenant agrees, at its own expense, to comply promptly with all requirements of any legally constituted public authority that may be in effect from time to time made necessary by reason of Tenant’s use or occupancy of the Premises. Landlord agrees to comply promptly with any such requirements if not made necessary by reason of Tenant’s use or occupancy. With regard to the physical structure of the Premises, Landlord agrees to use good faith and due diligence to undertake those actions that are “readily achievable” (as such term is defined in the ADA) in order to attempt to bring the physical structure of the Premises in compliance with the applicable requirements of the ADA in effect as of the Commencement Date. If it is determined that for any reason Landlord shall have failed to cause the physical structure of the Premises to be brought into compliance with the ADA as of the Commencement Date (to at least the minimum extent required under applicable regulations then in effect), then Landlord, as its sole obligation and expenses, will take the action(s) necessary to cause the physical structure of the Premises (excluding any Tenant improvements or alterations therein) to so comply, and Tenant acknowledges and agrees that Landlord has and shall have no other obligation or liability whatsoever to Tenant, or to anyone claiming by or through Tenant, regarding any failure of the Premises or the activities therein to comply with the applicable requirements of the ADA. Landlord and Tenant agree, however, that if in order to comply with any of the above requirements, the cost to Landlord or Tenant, as the case may be, shall exceed a sum equal to one (1) year’s rent, then the party who is obligated to comply with such requirements may terminate this Lease by giving written notice of termination to the other party, which termination shall become effective sixty (60) days after receipt of such notice, and which notice shall eliminate the necessity of compliance with such requirement by the party giving such notice, unless the party receiving such notice of termination shall, before termination becomes effective, pay to the party giving notice all costs of compliance in excess of one (1) year’s rent, or secure payment of said sum in a manner satisfactory to the party giving notice. In the event of such termination, Tenant shall have no further obligation or liability hereunder except for those obligations accruing prior to the effective date of termination. Notwithstanding anything contained herein to the contrary, it is agreed that: (a) Tenant is exclusively responsible for all compliance with all requirements of any legally constituted public authority in the event non-compliance relates to Tenant’s use of, or operations from, the Premises and (b) in the event of non-compliance for which Landlord is responsible, Landlord shall not be deemed in breach of this Lease if such non-compliance does not materially impair Tenant’s use of the Premises or threaten or endanger the health or safety of Tenant or Tenant’s Invitees.

15. MUTUAL WAIVER OF SUBROGATION.

For the purpose of waiver of subrogation, the parties mutually release and waive unto the other all rights to claim damages, costs or expenses for any injury to property caused by a casualty or any other matter whatsoever in, on or about the Premises if the amount of such damage, cost or expense has been paid to such damaged party under the terms of any policy of insurance. All insurance policies carried with respect to this Lease, if permitted under applicable law, shall contain a provision whereby the insurer waives, prior to loss, all rights of subrogation against either Landlord or Tenant.

16. SIGNS AND ADVERTISING.

(a) Tenant may install, at Tenant’s sole cost and expense, a tenant identification sign in accordance with Building standards, such sign to be located at or near the Tenant’s front entrance to the Premises within the Building.

(b) In order to provide architectural control for the Building and Business Park, Tenant shall not install any exterior signs, marquees, billboards, outside lighting fixtures and/or other decorations on the Premises. Landlord shall have the right to remove any such sign or other decoration and restore fully the Premises at the cost and expense of Tenant if any such exterior work is done without Landlord’s prior written approval, which approval Landlord shall be entitled to withhold or deny in its sole discretion. Tenant shall not permit, allow or cause to be used in, on or about the Premises any sound production devices, mechanical or moving display devices, bright lights, or other advertising media, the effect of which would be visible or audible from the exterior of the Premises.

17. INDEMNIFICATION AND LIABILITY INSURANCE.

(a) Tenant shall indemnify and save Landlord harmless against any and all claims, suits, demands, actions, fines, damages, and liabilities, and all costs and expenses thereof (including without limitation reasonable attorneys’ fees) arising out of injury to persons (including death) or tangible property occurring in, on or about, or arising out of the Premises or other areas in the Building if caused or occasioned wholly or in part by any act(s) or omission(s) of Tenant or Tenant’s Invitees, except if caused by any act(s) or omission(s) on the part of Landlord. The non-prevailing party shall also pay all costs, expenses and reasonable attorneys’ fees that may be incurred by the prevailing party in enforcing the agreements of this Lease, whether incurred as a result of litigation or otherwise. Tenant shall give Landlord immediate notice of any such happening causing injury to persons or tangible property.

(b) At all times during the term of this Lease, Tenant shall at its own expense keep in force adequate public liability insurance under the terms of a commercial general liability policy (occurrence coverage) in the amount of not less than Two Million and No/100 Dollars ($2,000,000.00) single limit with such company(ies) as shall from time to time be reasonably acceptable to Landlord (and to any lender having a mortgage interest in the Premises) and naming Landlord and Landlord’s agent as an additional insured (and, if requested by Landlord from time to time, naming Landlord’s mortgagee as an additional insured). Such insurance shall include, without limitation, personal injury and contractual liability coverage for the performance by Tenant of the indemnity agreements set forth in this Lease. Tenant shall first furnish to Landlord certificates of insurance evidencing the required coverage prior to the Commencement Date and thereafter prior to each policy renewal date. All policies required of Tenant hereunder shall contain a provision whereby the insurer is not allowed to cancel or change materially the coverage without first giving thirty (30) days’ written notice to Landlord.

(c) In addition to the insurance described in Section 8 hereof, Landlord shall keep in force during the Term such other insurance in such amounts and coverages as Landlord deems reasonably appropriate or is otherwise required of Landlord by a third party such as its lender.

18. LANDLORD’S RIGHT OF ENTRY.

Landlord, and those persons authorized by it, shall have the right to enter the Premises at all reasonable times and upon reasonable notice for the purposes of making repairs, making connections, installing utilities, providing services to the Premises or for any other tenant, making inspections or showing the same to prospective tenants, purchasers and/or lenders, as well as at any time in the event of emergency involving possible injury to property or persons in or around the Premises or the Building.

19. EMINENT DOMAIN.

If any substantial portion of the Premises is taken under the power of eminent domain (including any conveyance made in lieu thereof) or if such taking shall materially impair the normal operation of Tenant’s business (as determined by Landlord and Tenant in their reasonable discretion), then either party shall have the right to terminate this Lease by giving written notice of such termination within thirty (30) days after such taking. In the event Tenant elects to terminate this Lease, Tenant shall have no further obligation or liability hereunder except for those obligations accruing prior to the effective date of said termination. If neither party elects to terminate this Lease, Landlord shall repair and restore the Premises to the best possible tenantable condition and the Annual Rental shall be proportionately and equitably reduced as of the date of the taking. All compensation awarded for any taking (or the proceeds of a private sale in lieu thereof) shall be the property of Landlord whether such award is for compensation for damages to the Landlord’s or Tenant’s interest in the Premises, and Tenant hereby assigns all of its interest in any such award to Landlord; provided, however, Landlord shall not have any interest in any separate award made to Tenant for loss of business, moving expense or the taking of Tenant’s trade fixtures or equipment if a separate award for such items is made to Tenant and if such separate award does not reduce the award to Landlord. Tenant shall not be prevented from making a claim against the condemning party for any moving expenses, loss of profits, or the taking of Tenant’s personal property to which Tenant may be entitled; provided, however, under no circumstances shall Tenant be permitted to pursue a claim for the loss of its leasehold interest in the Premises.

20. EVENTS OF DEFAULT AND REMEDIES.

(a) Upon the occurrence of any one or more of the following events (the “Events of Default,” any one an “Event of Default”), the party not in default shall have the right to exercise any rights or remedies available in this Lease, at law or in equity. Events of Default shall be:

(i) Tenant’s failure to pay any rental or other sum of money payable hereunder within ten (10) days after same becomes due;

(ii) Failure by either party to perform any other of the terms, covenants or conditions contained in this Lease if not remedied within thirty (30) days after receipt of written notice thereof, or if such default cannot be remedied within such period, such party does not within thirty (30) days after written notice thereof commence such act or acts as shall be necessary to remedy the default and shall not thereafter diligently prosecute such cure and complete such act or acts within ninety (90) days after written notice thereof;

(iii) Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or file pursuant to any statute a petition in bankruptcy or insolvency or for reorganization, or file a petition for the appointment of a receiver or trustee for all or substantially all of Tenant’s assets and such petition or appointment shall not have been set aside within sixty (60) days from the date of such petition or appointment, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement; or

(iv) Tenant vacates, abandons or fails to operate in the Premises or any substantial part thereof or allows its leasehold estate to be taken under any writ of execution and such writ is not vacated or set aside within thirty (30) days.

(b) In addition to its other remedies, Landlord, upon an Event of Default by Tenant, shall have the immediate right, after any applicable grace period expressed herein, to terminate and cancel this Lease and/or terminate Tenant’s right of possession, to reenter and remove all persons and properties from the Premises and dispose of such property as it deems fit, all without being guilty of trespass or being liable for any damages caused thereby. If Landlord reenters the Premises, it may either terminate this Lease or, from time to time without terminating this Lease, terminate Tenant’s right of possession and make such alterations and repairs as may be necessary or appropriate to relet the Premises and relet the Premises upon such terms and conditions as Landlord deems advisable without any responsibility on Landlord whatsoever to account to Tenant for any surplus rents collected. No retaking of possession of the Premises by Landlord shall be deemed as an election to terminate this Lease unless a written notice of such intention is given by Landlord to Tenant at the time of reentry; but, notwithstanding any such reentry or reletting without termination, Landlord may at any time thereafter elect to terminate for such previous default. In the event of an elected termination by Landlord, whether before or after reentry, Landlord may recover from Tenant damages, including the costs of recovering the Premises and any costs incurred in reletting the Premises, and Tenant shall remain liable to Landlord for the total Annual Rental (which may at Landlord’s election be accelerated to be due and payable in full as of the Event of Default and recoverable as damages in a lump sum) as would have been payable by Tenant hereunder for the remainder of the term less the rentals actually received from any reletting or, at Landlord’s election, less the reasonable rental value of the Premises for the remainder of the term. In determining the Annual Rental which would be payable by Tenant subsequent to default, the Annual Rental for each Lease Year of the unexpired term shall be equal to the Annual Rental payable by Tenant for the last Lease Year prior to the default. If any rent owing under this Lease is collected by or through an attorney, Tenant agrees to pay Landlord’s reasonable attorneys’ fees to the extent allowed by applicable law. Landlord shall be required to reasonably mitigate its damages.

21. SUBORDINATION.

This Lease is subject and subordinate to any and all mortgages or deeds of trust currently existing on the property of which the Premises is a part, and this clause shall be self-operative without any further instrument necessary to effect such subordination; however, if requested by Landlord, Tenant shall promptly execute and deliver to Landlord any such certificate(s) in a commercially reasonable form as Landlord may reasonably request evidencing the subordination of this Lease to or the assignment of this Lease as additional security for such mortgages or deeds of trust; provided, further, upon Tenant’s request, Landlord shall use reasonable efforts to obtain a non-disturbance agreement in a commercially reasonable form from any such mortgagee, trustee or beneficiary currently having an interest in all or any portion of the Premises. Subject to the condition precedent that Landlord provide Tenant with a non-disturbance agreement in a commercially reasonable form in favor of Tenant from any mortgagee, trustee or beneficiary, this Lease shall be subject and subordinate to any mortgage or deed of trust which may hereafter encumber the property of which the Premises is a part. Tenant’s obligations under this Lease shall continue in full force and effect notwithstanding any such default proceedings under a mortgage or deed of trust and shall attorn to the mortgagee, trustee or beneficiary of such mortgage or deed of trust, and their successors or assigns, and to the transferee under any foreclosure or default proceedings and subject to the terms of the non-disturbance agreement, the mortgagee, trustee or beneficiary or their successors or assigns shall be bound by all of the obligations of Landlord under this Lease which accrue after such foreclosure or default proceeding. Tenant will, upon request by Landlord, execute and deliver to Landlord or to any other person designated by Landlord, any instrument or instruments in a commercially reasonable form required to give effect to the provisions of this paragraph.

22. ASSIGNING AND SUBLETTING.

Tenant shall not assign, sublet, mortgage, pledge or encumber this Lease, the Premises, or any interest in the whole or in any portion thereof, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. In the event of any assignment, sublease, mortgage, pledge or encumbrance, Tenant shall: (i) remain primarily liable for the performance of all terms of this Lease, (ii) pay all reasonable costs, including without limitation, attorney’s fees, incurred by Landlord in connection with such assignment, sublease or mortgage, and (iii) pay to Landlord one-half (1/2) of any rental or any fees or charges received by Tenant in excess of the Annual Rental payable to Landlord hereunder as further rental under this Lease. Landlord’s consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease as required herein. Upon notice to Landlord of a proposed sublease or assignment of all or any portion of the Premises (in excess of fifty percent (50%) of the rentable square footage of the Premises) for the balance of the Term (the “Proposed Space”), Landlord shall have the option within fifteen (15) days after its receipt of such notice, to terminate this Lease with respect to the Proposed Space, whereupon the parties hereto shall have no further rights or liabilities with respect to the Proposed Space except as otherwise expressly set forth herein.

In the event of a proposed assignment of this Lease or subletting of all or a part of the Premises, Tenant shall submit to Landlord, in writing, (i) the name of the proposed assignee or sublessee, (ii) current financial statements, if any, available to Tenant disclosing the financial condition of the proposed assignee or subtenant, (iii) the nature of the business of the proposed assignee or sublessee, and its proposed use of the Premises (any assignment or subletting being subject to restrictions on use contained in this Lease, the violation of which by the proposed assignee or sublessee shall constitute absolute grounds for Landlord’s denial of the requested assignment or subletting, such grounds not being the exclusive grounds for denial under clause (iii)) and (iv) the proposed commencement date of the assignment or subletting, together with a copy of the proposed assignment or sublease. Within fifteen (15) days after its receipt of such notice, Landlord shall either approve or disapprove such proposed assignment or sublease in writing or give Tenant notice of its election to terminate this Lease with respect to the Proposed Space (as hereinabove described). Landlord’s failure to notify Tenant within such fifteen (15) day period shall be deemed an approval of such proposal.

Notwithstanding anything in this Lease to the contrary, Tenant further agrees that any assignment or sublease shall be subject to the following additional limitations: (i) in no event may Tenant assign this Lease or sublet all or any portion of the Premises to an existing Tenant of the Business Park or its subtenant or assignee (unless Landlord consents to such assignment or sublease, such consent not to be unreasonably withheld); (ii) in no event shall the proposed subtenant or assignee be a person or entity with whom Landlord or its agent is negotiating and to or from whom Landlord, or its agent, has given or received any written or oral proposal within the past six (6) months regarding a lease of space in the Business Park; and (iii) Tenant shall not publicly advertise the rate for which Tenant is willing to sublet the Premises; and all public advertisements of the assignment of the Lease or sublet of the Premises, or any portion thereof, shall be subject to prior written approval by Landlord, such approval not to be unreasonably withheld or delayed. Said public advertisement shall include, but not be limited to, the placement or display of any signs or lettering on the exterior of the Premises or on the glass or any window or door of the Premises or in the interior of the Premises if it is visible from the exterior.

23. TRANSFER OF LANDLORD’S INTEREST.

If Landlord shall sell, assign or transfer all or any part of its interest in the Premises or in this Lease to a successor in interest which expressly assumes the obligations of Landlord hereunder, then Landlord shall thereupon be released or discharged from all covenants and obligations hereunder, and Tenant shall look solely to such successor in interest for performance of all of Landlord’s obligations and such successor shall be obligated to perform all of Landlord’s obligations under this Lease which accrue after the date of such transfer. Tenant’s obligations under this Lease shall in no manner be affected by Landlord’s sale, assignment, or transfer of all or any part of such interest(s) of Landlord, and Tenant shall thereafter attorn and look solely to such successor in interest as the Landlord hereunder.

24. COVENANT OF QUIET ENJOYMENT.

Landlord represents that it has full right and authority to lease the Premises and Tenant shall peacefully and quietly hold and enjoy the Premises for the full term hereof so long as no Event of Default occurs hereunder.

25. ESTOPPEL CERTIFICATES.

Within twenty (20) days after a request by Landlord, Tenant shall deliver a written estoppel certificate, in form supplied by or acceptable to Landlord, certifying any facts that are then true with respect to this Lease, including without limitation that this Lease is in full force and effect, that no Event of Default exists on the part of Landlord or Tenant, that Tenant is in possession, that Tenant has commenced the payment of rent, and that Tenant claims no defenses or offsets with respect to payment of rentals under this Lease. Likewise, within ten (10) days after a request by Tenant, Landlord shall deliver to Tenant a similar estoppel certificate covering such matters as are reasonably required by Tenant.

26. PROTECTION AGAINST LIENS.

Tenant shall do all things necessary to prevent the filing of any mechanics’, materialmen’s or other types of liens whatsoever, against all or any part of the Premises by reason of any claims made by, against, through or under Tenant. If any such lien is filed against the Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after filing or, if Tenant in its discretion and in good faith determines that such lien should be contested, it shall furnish such security as may be necessary to prevent any foreclosure proceedings against the Premises during the pendency of such contest. If Tenant shall fail to discharge such lien within said time period or fail to furnish such security, then Landlord may at its election, in addition to any other right or remedy available to it, discharge the lien by paying the amount claimed to be due or by procuring the discharge by giving security or in such other manner as may be allowed by law. If Landlord acts to discharge or secure the lien then Tenant shall immediately reimburse Landlord for all sums paid and all costs and expenses (including reasonable attorneys’ fees) incurred by Landlord involving such lien together with interest on the total expenses and costs at an interest rate equal to the Prime Rate plus two percent (2%).

27. MEMORANDUM OF LEASE.

If requested by Tenant, Landlord shall execute a recordable Memorandum or Short Form Lease, prepared at Tenant’s expense, specifying the exact term of this Lease and such other terms as the parties shall mutually determine.

28. FORCE MAJEURE.

In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required hereunder, by reason of governmental restrictions, scarcity of labor or materials, strikes, fire, or any other reasons beyond its reasonable control, the performance of such act shall be excused for the period of delay, and the period for performance of any such act shall be extended as necessary to complete performance after the delay period. However, the provisions of this paragraph shall in no way be applicable to Tenant’s obligations to pay Annual Rental or any other sums, monies, costs, charges or expenses required by this Lease.

29. REMEDIES CUMULATIVE — NONWAIVER.

Unless otherwise specified in this Lease, no remedy of Landlord or Tenant shall be considered exclusive of any other remedy, but each shall be distinct, separate and cumulative with other available remedies. Each remedy available under this Lease or at law or in equity may be exercised by Landlord or Tenant from time to time as often as the need may arise. No course of dealing between Landlord and Tenant or any delay or omission of Landlord or Tenant in exercising any right arising from the other party’s default shall impair such right or be construed to be a waiver of a default.

30. HOLDING OVER.

If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term, whether with or without Landlord’s acquiescence, Tenant shall be deemed only a tenant at will and there shall be no renewal of this Lease without a written agreement signed by both parties specifying such renewal. The “monthly” rental payable by Tenant during any such tenancy at will period shall be one hundred fifty percent (150%) of the monthly installments of Annual Rental payable during the final Lease Year immediately preceding such expiration. Tenant shall also remain liable for any and all damages, direct and consequential, suffered by Landlord as a result of any holdover without Landlord’s unequivocal written acquiescence.

31. NOTICES.

Any notice allowed or required by this Lease shall be deemed to have been sufficiently served if the same shall be in writing and placed in the United States mail, via certified mail or registered mail, return receipt requested, with proper postage prepaid or delivered by a nationally recognized overnight courier, and addressed as follows:

AS TO LANDLORD:	Petula Associates, Ltd.
Commercial Real Estate Equities
711 High Street
Des Moines, IA 50392

Attention:	Bruce K. Bruene

WITH A COPY TO:	Tri Properties
Royal Center Property Manager
1009 Slater Road, Suite 110
Durham, NC 27703

Attention:	David M. Adams

AS TO TENANT:	ICAgen, Inc.
4222 Emperor Boulevard, Suite 390
Durham, NC 27703

Attention:	Kay Wagoner

The addresses of Landlord and Tenant and the party, if any, to whose attention a notice or copy of same shall be directed may be changed or added from time to time by either party giving notice to the other in the prescribed manner.

32. LEASING COMMISSION.

Landlord and Tenant represent and warrant each to the other that they have not dealt with any broker(s) or any other person claiming any entitlement to any commission in connection with this transaction except TriProperties, Inc. as agent for Landlord (the “Broker”). Landlord and Tenant agree to indemnify and save each other harmless from and against any and all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, for any leasing commissions or other commissions, fees, charges or payments resulting from or arising out of their respective actions in connection with this Lease except as to Broker. Landlord agrees to be responsible for the leasing commission due Broker pursuant to a separate written agreement between Landlord and Broker, and to hold Tenant harmless respecting same.

33. MISCELLANEOUS.

(a) Rules and Regulations.

Landlord shall have the right from time to time to prescribe reasonable rules and regulations (the “Rules and Regulations”) for Tenant’s use of the Premises and the Building. A copy of Landlord’s current Rules and Regulations respecting the Premises and the Building is attached hereto as Exhibit “D”. Tenant shall abide by and actively enforce on all its employees, agents, invitees and licensees such regulations including without limitation rules governing parking of vehicles in designated areas, provided Tenant has received written copies of such regulations and any amendments or revisions thereto.

(b) Evidence of Authority.

If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence and good standing of Tenant and the authority of any parties signing this Lease to act for Tenant.

(c) Limitation of Landlord’s Liability.

If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed within thirty (30) days after written notice from Tenant (unless such condition is incapable of being cured within said thirty (30) day period, in which event it shall not be deemed a default so long as Landlord is diligently pursuing the completion of same), and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied solely out of the proceeds of sale received upon execution of such judgment levied thereon against the right, title and interest of Landlord in the Building as the same may then be encumbered; and neither Landlord nor, if Landlord be a partnership, any of the partners comprising Landlord shall have any personal liability for any deficiency. It is understood and agreed that in no event shall Tenant or any person claiming by or through Tenant have the right to levy execution against any property of Landlord other than its interest in the Building as hereinbefore expressly provided.

(d) Nature and Extent of Agreement.

This Lease, together with all exhibits hereto, contains the complete agreement of the parties concerning the subject matter, and there are no oral or written understandings, representations, or agreements pertaining thereto which have not been incorporated herein. This Lease creates only the relationship of landlord and tenant between the parties, and nothing herein shall impose upon either party any powers, obligations or restrictions not expressed herein. This Lease shall be construed and governed by the laws of the state in which the Premises are located.

(e) Binding Effect.

This Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. This Lease shall not be binding on Landlord until executed by a Vice President of Landlord and delivered to Tenant. No amendment or modification to this Lease shall be binding upon Landlord unless same is in writing and executed by a Vice President of Landlord.

(f) Captions and Headings.

The captions and headings in this Lease are for convenience and reference only, and they shall in no way be held to explain, modify, or construe the meaning of the terms of this Lease.

(g) Security Deposit.

Tenant has paid to Landlord upon signing this Lease Four Thousand Six Hundred Twenty-One and 50/100 Dollars ($4,621.50) (the “Deposit”) as security for Tenant’s performance of all obligations hereunder. The Deposit may be held by Landlord in such manner as it shall elect and Landlord shall be entitled to the interest (if any) which accrues on the Deposit. In the event of a default by Tenant, Landlord may, at its option, apply all or any part of the Deposit to cure the default, and thereupon Tenant shall immediately redeposit with Landlord the amount so applied in order that Landlord will always have the full Deposit on hand during the term of this Lease. Upon the termination of this Lease, provided that Tenant is not in default hereunder,

Landlord shall refund to Tenant any of the remaining balance of the Deposit subject to final adjustments for payment of any rental required by this Lease. If the Premises is sold, Landlord shall have the right to transfer the Deposit to the new owner, and upon the new owner’s express assumption of the obligations for the Deposit required by this Lease, Landlord shall thereupon be released from all liability for such Deposit, and Tenant thereafter shall look only to the new owner for such Deposit. The terms hereof shall apply to every transfer of the Deposit.

(h) Right to Relocate. [Intentionally Deleted]

(i) Lease Review.

The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon execution and delivery by Landlord and Tenant.

(j) Principal Mutual Approval. This Lease is subject to approval by the Principal Mutual Life Insurance Company Investment Committee and the Board of Directors of Petula Associates, Ltd.

34. SEVERABILITY.

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law notwithstanding the invalidity of any other term or provision hereof.

35. REVIEW OF DOCUMENTS.

If, following the execution of this Lease, either party hereto requests that the other party execute any document or instrument that is other than (i) a document or instrument the form of which is attached hereto as an exhibit, or (ii) a document that solely sets forth facts or circumstances that are then existing and reasonably ascertainable by the requested party with respect to the lease, then the party making such request shall be responsible for paying the out-of-pocket costs and expenses, including without limitation, the attorneys fees, incurred by the requested party in connection with the review (and, if applicable, the negotiations) related to such document(s) or instrument(s), regardless of whether such document(s) or instrument(s) is (are) ever executed by the requested party. In the event the requesting party is Tenant, all such costs and expenses incurred by Landlord in connection with its review and negotiation of any such document(s) or instrument(s) shall be deemed to be additional rental due hereunder and shall be payable by Tenant promptly upon demand.

IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed and sealed pursuant to authority duly given as of the day and year first above written.

“LANDLORD”

PETULA ASSOCIATES, LTD.
ATTEST:

/s/ Ronald B. Franklin	By:	/s/ Michael S. Duffy
Vice President & Secretary		Michael S. Duffy, Vice President

[CORPORATE SEAL]

“TENANT”

ICAGEN, INC.
ATTEST:

/s/ Mary Ann Windon	By:	/s/ P. Kay Wagoner
Asst. Secretary		President

[CORPORATE SEAL]

STATE OF NC	(Corporate Acknowledgement)

COUNTY OF DURHAM

I, W. E. Walker, a Notary Public in and for said County and State, do certify that Mary Ann Windon personally came before me this day and acknowledged that he/she is              Secretary of ICAgen, Inc., a Corporation, and that by authority duly given and as the act of the Corporation, the foregoing instrument was signed in its name by its              President, sealed with its corporate seal, and attested by him/herself as its              Secretary.

WITNESS my hand and notarial seal this 20 day of October, 1997.

/s/ W. E. Walker
Notary Public

My Commission Expires:

7/15/02

[NOTARIAL SEAL OR STAMP]

EXHIBIT “A”

LEGAL DESCRIPTION OF BUILDING SITE

[SITE PLAN APPEARS HERE]

EXHIBIT “B”

[FLOOR PLANS APPEAR HERE]

EXHIBIT “C”

FINAL PLANS

[To be attached upon approval by Landlord]

EXHIBIT “D”

RULES AND REGULATIONS

The following rules and regulations have been adopted by the Landlord for the care, protection and benefit of the Building and for the general comfort and welfare of the tenants. These Rules and Regulations shall remain in full force and effect until Tenant is notified in writing by Landlord of any changes and amendments. To the extent any of the Rules and Regulations set forth herein are inconsistent with the provisions of the Lease, the terms and conditions of the Lease shall prevail.

1. The sidewalks, entrances, halls, passages, elevators and stairways shall not be obstructed or used by Tenant for any other purpose than for ingress and egress. All loading and unloading of goods, furniture, fixtures, equipment and supplies shall be done only in areas and through entrances designated for such purposes.

2. Toilet rooms and other plumbing facilities shall not be used for any purpose other than those for which they are constructed and no foreign substance of any kind shall be disposed of therein. All repairs required due to breakage, stoppage or damage resulting from a violation of this provision shall be at Tenant’s sole expense.

3. Tenant shall not do anything in the Premises, or bring or keep anything therein, which shall in any way conflict with any law, ordinance, rule or regulation affecting the occupancy and use of the Premises, which are or may hereafter be enacted or promulgated by any public authority or by the Board of Fire Underwriters.

4. Tenant shall at all times maintain an adequate number of suitable fire extinguishers on the Premises for use in case of local fires, including electrical fires.

5. Tenant shall keep the Premises heated at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

6. Trucks shall not be allowed to remain overnight in the common area whether loaded, unloaded or otherwise, without Landlord’s prior written consent.

7. All garbage and refuse shall be placed for collection in containers specified by Landlord outside the Premises or Building. Tenant shall pay the cost of removal of any of Tenant’s refuse or rubbish.

8. Tenant shall, at Tenant’s expense, provide for regular pest extermination to the Premises and shall provide Landlord with a copy of such extermination contract.

9. In order to insure proper use and care of the Premises, neither the Tenant nor agent nor employee of Tenant shall:

(a) Allow any furniture, packages or articles of any kind to remain in corridors except for short periods incidental to moving same in or out of Building or to cleaning or rearranging occupancy of leased space.

(b) Mark or defile elevators, toilet rooms, walls, windows, doors or any part of the Building.

(c) Except for “seeing-eye” dogs, keep animals or birds on the Premises.

(d) Deposit waste paper, dirt or other substances in corridors, stairways, elevators, toilets, restrooms, or any other part of the Building not leased by Tenant.

(e) Except for pictures, wall hangings and other customary decorations and items which would not cause permanent damage to the structural elements of the Building, fasten any article, drill holes, drive nails or screws into walls, floors, doors, or partitions or otherwise mar or deface them by paint, papers or otherwise, without Landlord’s prior written consent.

(f) Operate any machinery within the Building except customary warehouse, training and office equipment, such as computers, dictaphones, calculators, electric typewriters, televisions, video cassette recorders and the like and except for other special equipment or machinery used in the trade or profession of the Tenant and used in the ordinary course of Tenant’s business operations.

(g) Leave Premises unoccupied without locking all exterior doors and turning off all water outlets.

(h) Burn any trash, refuse, debris or garbage of any kind in or about the Premises or Building.

(i) Attach awnings, air-conditioning units or other fixtures to the outside walls or window sills, or otherwise affix such so as to project from the Premises or Building without Landlord’s prior written consent.

(j) Except for Tenant’s installation of a key card security system, install additional locks or bolts of any kind on any doors or windows of the Premises without Landlord’s prior written consent. On the termination of Tenant’s tenancy, Tenant shall deliver to Landlord all keys to the Premises, either furnished to or otherwise procured by Tenant.

(k) Install or operate any engine, boiler, machinery, or stove, or use oil or any burning fluid (other than gas) for heating, warming or lighting, or use any lighting other than incandescent or fluorescent electric lights, on the Premises without Landlord’s prior written consent. All stoves permitted in the Premises shall be placed and installed according to city ordinances. No articles deemed extra hazardous on account of fire, and no explosives, shall be brought into the Premises.

(l) Use loudspeakers, televisions, radios or other devices in such a manner as to be heard outside the Premises, or make, or permit to be made, any unseeming or disturbing noises, nuisance or other activity objectionable to other tenants.

(m) Use the Premises for the purpose of lodging or sleeping rooms, or for any illegal purposes.

(n) Install any aerial, antenna, satellite dish or other equipment or structure on the roof or exterior walls of the Premises, or on the grounds without, in each instance, the prior written consent of Landlord. Any installation so made without such prior written consent shall be subject to removal without notice at any time, at Tenant’s expense.

10. Landlord shall have the right to prohibit any advertising by Tenant which, in its opinion, shall damage the reputation of the Building or its desirability, and upon written notice from Landlord, Tenant shall discontinue any such advertising.

11. Except for deliveries in the ordinary course of Tenant’s business, Landlord reserves the right to designate the time when and method whereby freight, furniture, safes, goods, merchandise and other articles may be brought into, moved or taken from the Building and the Premises leased by Tenant; and workmen employed, designated or approved by Landlord must be employed by Tenants for repairs, painting, material moving and other similar work that may be done on the Premises.

12. Tenant will reimburse Landlord for the cost of repairing any damage to the Premises or other parts of the Building caused by Tenant or the agents or employees of Tenant, including replacing any glass broken.

13. Tenant shall not install in the Premises any metal safes or permit any concentration of excessive weight in any portion thereof without first having obtained the written permission of Landlord.

14. Landlord reserves the right at all times to exclude newsboys, loiterers, vendors, solicitors and peddlers, from the Building or common area and to require registration, satisfactory identification and credentials from all person seeking access to any part of the Building or common area outside of ordinary business hours. Ordinary business hours shall mean Monday through Friday, 8:00 a.m. to 6:00 p.m., except on legal holidays. Landlord shall exercise its best judgment in the execution of such control but shall not be held liable for the granting or refusal of such access. Landlord reserves the right to exclude the general public from the building after ordinary business hours and on weekends and holidays.

15. The attaching of wires to the outside of the Building is absolutely prohibited, and no wires shall be run or installed in any part of the Building without the Landlord’s permission and direction.

16. Requests for services of janitors or other Building employees must be made to the Landlord. Agents or employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

17. Signs or any other Tenant identification shall be in accordance with building standard signage. No signs of any nature shall be placed in the windows so as to be visible from the exterior of the Building. All signs not approved in writing by Landlord shall be subject to removal without notice.

18. Except as otherwise set forth in the Lease, any improvements or alterations to the Premises by Tenant shall be approved in advance by Landlord and all such work, if approved, shall be done at Tenant’s sole expense under the supervision of Landlord.

19. Tenant shall have a non-exclusive right to use of all driveways and parking areas designated for Tenant and Tenant’s employees, if deemed necessary by Landlord.

20. If additional drapes or window decorations are desired by Tenant, they shall be approved by Landlord and installed at Tenant’s expense under the direction of Landlord. Lining on drapes visible from the exterior shall be of a color approved by Landlord.

21. The possession of weapons, including concealed handguns, is strictly forbidden on the Premises and Building.

22. Tenant shall not use nor permit the use of the common area by its employees, agents or invitees for the purpose of displaying or selling personal property, automobiles, equipment, furniture, fixtures, merchandise or any other item whether owned by Tenant or its employees, agents or invitees.

23. Landlord reserves the right to rescind, amend, alter or waive any of the foregoing rules and regulations at any time in a reasonable and nondiscriminatory manner, or make such other reasonable and non-discriminatory rules and regulations as, in its sole judgment it deems necessary, desirable or proper for its best interest and for the best interests of the tenants, or as may from time to time be necessary for the safety, care and cleanliness of the Premises, the Building or adjacent areas, and for the preservation of good order therein provided such rules and regulations shall not prevent Tenant’s use of, and operations within, the Premises as herein contemplated. Any such recission, amendment, alteration or waiver of any rules or regulations or creation of any such new rules or regulations shall be effective five (5) days after all tenants have been given written notice thereof. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of these rules and regulations at any time.

EXHIBIT “E”

OPTION TO EXTEND

1.	Notice and Exercise. Provided no Event of Default has occurred and is continuing under this Lease, Tenant is hereby granted the option to extend the Term once for an additional period of five (5) years (the “Renewal Term”) commencing upon the expiration of the initial Term on the same terms and conditions (except as provided in this Section) as contained in the other provisions of this Lease. This option shall be exercised only by delivery of written notice (the “Renewal Notice”) to Landlord no later than nine (9) months prior to the schedule Expiration Date referred to in Paragraph 2 of this Lease. The Minimum Rental for the Premises shall be the then fair market rental (“Market Rate”) applicable to the Premises. Tenant’s occupancy of the Premises during any renewal period shall be subject to all other terms and conditions of this Lease, expressly including without limitation, the obligation to pay Tenant’s proportionate share of the taxes, insurance premiums and common area maintenance costs; provided, however, Landlord shall have no obligation to provide any upfitting allowance for the Renewal Term and Tenant agrees to continue leasing the Premises in its “as-is” condition.

2.	Determination of Market Rate. For purposes of this Exhibit “E”, the term “Market Rate” shall mean the annual amount per rentable square foot that comparable landlords of comparable buildings have accepted in then-current transactions between non-affiliated parties from new, non-expansion, non-renewal (unless the lease involved a procedure invoked by landlord and tenant for a 100% determination of “fair market rental”) and non-equity tenants of comparable credit-worthiness, for comparable space, for a comparable use, for a comparable period of time (“Comparable Transactions”). In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause implemented, the extent of tenant’s liability under the lease, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, parking considerations, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, or any other tenant concessions and other generally applicable conditions of tenancy for such Comparable Transactions. The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions and that Landlord will make, and receive the same economic payments and concessions that Landlord would otherwise make, and receive in Comparable Transactions.

Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide written notice of such amount within thirty (30) days (but in no event later than forty-five (45) days) after Tenant provides the notice to Landlord exercising Tenant’s option rights which require a calculation of the Market Rate. Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental or to object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Market Rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Market Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below. Failure of Tenant to so accept in writing such rental within Tenant’s Review Period shall conclusively be deemed its disapproval of the Market Rate determined by Landlord.

In the event that Landlord fails to timely generate the initial written notice of Landlord’s opinion of the Market Rate, Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have thirty (30) days (“Landlord’s Review Period”) after receipt of Tenant’s notice of the proposed rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Landlord’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Market Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below.

(a) Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Market Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate appraiser, lawyer or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker or lawyer as to his or her opinion as to Market Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rate for the Premises is the closer to the actual Market Rate for the Premises as determined by the arbitrator, taking into account the requirements of this Section 2. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines as necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of Market Rate (“MR Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such MR Data.

(b) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rate, and shall notify Landlord and Tenant of such determination.

(c) The decision of the arbitrator shall be binding upon Landlord and Tenant.

(d) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(e) The cost of arbitration shall be paid by Landlord and Tenant equally.

Immediately after the base rent for the applicable Extension Period is determined pursuant to this Exhibit, Landlord and Tenant shall execute an amendment to the Lease stating the new base rent in effect.

3.	Limitation on Market Rent. Notwithstanding anything contained in this Lease to the contrary, in no event shall the Minimum Rental with respect to the first Lease Year of the Renewal Term exceed Fifteen and No/100 Dollars ($15.00) per rentable square foot of the Premises and in no event shall subsequent annual increases in Minimum Rental exceed four percent (4%) of the Minimum Rental for the immediately preceding Lease Year.

STATE OF NORTH CAROLINA

FIRST AMENDMENT TO LEASE

COUNTY OF DURHAM

THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) is made and entered into as of the 18 day of November, 1998, by and between PETULA ASSOCIATES, LTD., an Iowa corporation (hereinafter called “Landlord”), and ICAGEN, INC., a Delaware corporation (hereinafter called “Tenant”),

STATEMENT OF PURPOSE

A. Landlord and Tenant have entered into an agreement dated as of November 5, 1997 (the “Original Lease”) for the lease of approximately 8,983 rentable square feet of space known as Suite 390 (the “Original Premises”) located in Royal Center III (the “Building”) with an address of 4222 Emperor Boulevard, Imperial Center Business Park, Durham, North Carolina and more particularly described in said Original Lease.

B. Landlord and Tenant now desire to amend the terms of the Original Lease to add to the Original Premises approximately 6,248 rentable square feet of space known as Suite 350 (the “Additional Space”) in the Building and more particularly described on Exhibit A-1 attached hereto so that the Original Premises when combined with the Additional Space shall contain approximately 15,231 rentable square feet (hereinafter collectively referred to as the “Combined Premises”), and change certain other terms of the Original Lease (the Original Lease as amended hereby being deemed the “Lease”).

NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Original Lease on the terms set forth below. The terms used but not defined herein shall have the meanings set forth within the Original Lease.

AGREEMENT

1. Premises. Upon the full execution of this First Amendment by Landlord and Tenant, Landlord shall deliver possession of the Additional Space in its “as-is” condition and, except as may be expressly set forth herein, Tenant acknowledges that Landlord shall have no obligation to make any further improvements to the Additional Space. Effective as of January 1, 1999 (the “Additional Space Commencement Date”), the “Premises” shall be redefined to be the Combined Premises, containing approximately 15,231 rentable square feet. Accordingly, as of the Additional Space Commencement Date, wherever reference is made in the Lease to the Premises, it shall be deemed to mean the Combined Premises as set forth herein and Exhibit A to the Original Lease shall be replaced with Exhibit A-1 attached hereto in order to evidence the location of the Premises, as herein expanded.

2. Term. Landlord and Tenant acknowledge that the term of the lease for the Additional Space shall be for a period of five (5) years (the “Additional Space Term”) commencing as of the Revised Commencement Date and expiring expire on December 31, 2003 (the “Revised Expiration Date”). In addition, the term of the Original Lease (with respect to the Original Premises) shall be extended for approximately one (1) year (the “Extended Term”) so as to be coterminous with Additional Space Term and shall expire on the Revised Expiration Date.

3. Rent for the Combined Premises. With respect to the Original Premises, Tenant shall continue to pay Minimum Rent in accordance with the terms of the Original Lease; provided, however, effective as of the commencement of the Extended Term and continuing through the Revised Expiration Date, Tenant shall pay Minimum Rental of Ninety-Nine Thousand Seven Hundred Eleven and 30/100 Dollars ($99,711.30) per annum [which represents a blended rate of Eleven and 10/100 Dollars ($11.10) per rentable square foot of the Original Premises], payable in equal monthly installments of Eight Thousand Three Hundred Nine and 28/100 Dollars ($8,309.28) each in advance on or before the first day of each month. Notwithstanding the foregoing, if for any reason the Supplemental Improvement Allowance (as defined in the Original Lease) is not paid to Tenant, the Minimum Rental payable with respect to the Original Premises during the Extended Term shall be reduced to Seventy-Six Thousand Eighty-Six and 01/100 Dollars ($76,086.01) [which represents a blended rate of Eight and 47/100 Dollars ($8.47) per rentable square foot of the Original Premises], payable in equal monthly installments of Six Thousand Three Hundred Forty and 50/100 Dollars ($6,340.50) each in advance on or before the first day of each month.

Effective as of the Additional Space Commencement Date, in addition to all Minimum Rent payable with respect to the Original Premises, Tenant shall pay Minimum Rent with respect to the Additional Space in equal monthly installments on or before the first day of each month in advance as follows:

(i) For the period commencing as of the Additional Space Commencement Date and continuing through December 31, 1999, Tenant shall pay a minimum annual rental (the “Additional Space Minimum Rental”) of Thirty-Seven Thousand Four Hundred Eighty-Eight and No/100 Dollars ($37,488.00) per annum [which represents a rate of $6.00 per rentable square foot of the Additional Space], payable in equal monthly installments of Three Thousand One Hundred Twenty-Four and No/100 Dollars ($3,124.00) each in advance on or before the first day of each month.

(ii) For the period commencing on January 1, 2000, and continuing through December 31, 2000, Tenant shall pay Additional Space Minimum Rental of Thirty-Eight Thousand Six Hundred Twelve and 64/100 Dollars ($38,612.64) per annum [which represents a rate of $6.18 per rentable square foot of the Additional Space], payable in equal monthly installments of Three Thousand Two Hundred Seventeen and 72/100 Dollars ($3,217.72) each in advance on or before the first day of each month.

(iii) For the period commencing on January 1, 2001, and continuing through December 31, 2001, Tenant shall pay Additional Space Minimum Rental of Thirty-Nine Thousand Seven Hundred Ninety-Nine and 76/100 Dollars ($39,799.76) per annum [which

2

represents a rate of $6.37 per rentable square foot of the Additional Space], payable in equal monthly installments of Three Thousand Three Hundred Sixteen and 65/100 Dollars ($3,316.65) each in advance on or before the first day of each month.

(iv) For the period commencing on January 1, 2002, and continuing through December 31, 2002, Tenant shall pay Additional Space Minimum Rental of Forty Thousand Nine Hundred Eighty-Six and 88/100 Dollars ($40,986.88) per annum [which represents a rate of $6.56 per rentable square foot of the Additional Space], payable in equal monthly installments of Three Thousand Four Hundred Fifteen and 57/100 Dollars ($3,415.57) each in advance on or before the first day of each month.

(v) For the period commencing on January 1, 2003, and continuing through the Revised Expiration Date, Tenant shall pay Additional Space Minimum Rental of Forty-Two Thousand Two Hundred Thirty-Six and 48/100 Dollars ($42,236.48) per annum [which represents a rate of $6.76 per rentable square foot of the Additional Space], payable in equal monthly installments of Three Thousand Five Hundred Nineteen and 71/100 Dollars ($3,519.71) each in advance on or before the first day of each month. For purposes hereof, if the Additional Space Commencement Date is a date other than the first day of a calendar month, the Additional Space Minimum Rental shall be prorated daily from such date to the first day of the next calendar month and paid on the Additional Space Commencement Date.

4. Additional Rent. Commencing as of the Additional Space Commencement Date and continuing through the Revised Expiration Date, Tenant’s Proportionate Share of Tenant Expenses, including insurance costs, taxes and operating expense charges, and any other amounts due and payable under the Lease, shall be adjusted to reflect the Combined Premises.

5. Tenant Improvements. Tenant shall be solely responsible for any costs associated with the upfitting improvements in the Additional Space to be constructed in accordance with plans and specifications for such improvements designed by Tenant and approved in advance by Landlord. In addition, Tenant agrees to pay Landlord or its designee a charge of four percent (4%) of the cost of such upfitting improvements for construction consulting services, including, without limitation, the reviewing of plans and specifications, and the inspecting and coordinating of construction. Notwithstanding the foregoing, Landlord and Tenant shall each pay one-half (1/2) of the costs associated with the installation of a demising wall at the boundary of the Additional Space to be constructed upon full execution of this First Amendment; provided, however, in no event shall Tenant’s share of the costs associated with the installation of a demising wall exceed Four Thousand Two Hundred Seventy and No/100 Dollars ($4,270.00).

6. Parking. Beginning with the Additional Space Commencement Date and continuing through the Revised Expiration Date, so long as Tenant is leasing and occupying the Additional Space, Tenant shall have the right to use three (3) additional surface parking spaces per 1,000 rentable square feet in the Additional Space.

7. Broker’s Commissions. Tenant represents and warrants that it has not had any dealings with any real estate broker, finder or other person, with respect to this First Amendment in any manner, except Tri-Properties, Inc. Landlord shall pay any commissions or fees that are

3

payable to the above-named brokers or finders with respect to this First Amendment. Tenant shall indemnify and hold Landlord harmless from any and all damages resulting from any claims that may be asserted against Landlord by any other broker, finder or other person, with whom Tenant has or purportedly has dealt. The provisions of this Section shall survive the termination or expiration of the Lease.

8. Except as hereinafter expressly amended, the Original Lease shall remain in full force and effect. All covenants, terms, obligations and conditions of said Lease, not modified or amended by this First Amendment to Lease, are hereby ratified and confirmed.

4

IN WITNESS WHEREOF, each of the parties hereto has duly executed this First Amendment to Lease and has hereunto set its seal all as of the day and year first above written.

TENANT:

ICAGEN, INC.
(CORPORATE SEAL)

ATTEST:	By:	/s/ P. K. Wagoner
	Name:	P. K. Wagoner
	Its:	President
/s/ Robert J. Jakobs
Assist. Secretary	Date: 11/27/98

LANDLORD:

PETULA ASSOCIATES, LTD.
(CORPORATE SEAL)

ATTEST:	By:	/s/ Vance Voss /s/ Michael D. Simpson
	Name:	Vance Voss Michael D. Simpson
	Its:	Vice President Vice President
/s/ Timothy E. Minton
Director & Secretary	Date: 12/18/98
Commercial Real Estate Reporting and Computer Services

5

Exhibit A

[FLOOR PLANS APPEAR HERE]

Exhibit A-1

[FLOOR PLANS APPEAR HERE]

STATE OF NORTH CAROLINA

SECOND AMENDMENT TO LEASE

COUNTY OF DURHAM

THIS SECOND AMENDMENT TO LEASE (the “Second Amendment”) is made and entered into as of the 30th day of November, 2001, by and between ROYAL CENTER IC, LLC, a Delaware limited liability company (hereinafter called “Landlord”) [successor in interest to Petula Associates, Ltd., an Iowa corporation (hereinafter called “Petula”)], as represented by PRINCIPAL CAPITAL MANAGEMENT, LLC, a Delaware limited liability company, its authorized agent, and ICAGEN, INC., a Delaware corporation (hereinafter called “Tenant”).

STATEMENT OF PURPOSE

A. Petula and Tenant entered into an agreement dated as of November 5, 1997 as amended by that certain First Amendment to Lease dated December 18, 1998 (as amended, the “Original Lease”) for certain premises consisting of approximately 15,231 rentable square feet of office space (the “Existing Premises”) on a portion of the first (1st) floor of that certain building known as Royal Center III (the “Building”) with an address of 4222 Emperor Boulevard, Imperial Center Business Park, Durham, North Carolina and more particularly described in said Original Lease.

B. Landlord, as successor-in-interest to Petula, and Tenant now desire to amend the terms of the Original Lease to (i) add to the Existing Premises approximately 4,959 rentable square feet of space known as Suite 380 (the “Expansion Space”) in the Building and more particularly described on Exhibit A-1 attached hereto, so that the Existing Premises when combined with the Expansion Space shall contain approximately 20,190 rentable square feet (hereinafter collectively referred to as the “Revised Premises”), and (ii) change certain other terms of the Original Lease (the Original Lease as amended hereby being deemed the “Lease”).

NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Original Lease on the terms set forth below. The terms used but not defined herein shall have the meanings set forth within the Original Lease.

AGREEMENT

1. Expansion of the Premises. Effective as of December 1, 2001, Landlord delivers possession of the Expansion Space to Tenant in accordance with the terms of this Second Amendment (the “Expansion Space Commencement Date”), the “Premises” shall be redefined to be the Revised Premises, containing approximately 20,190 rentable square feet. Accordingly, as of the Expansion Space Commencement Date, wherever reference is made in the Lease to the Premises, it shall be deemed to mean the Revised Premises as set forth herein and Exhibit A to the Original Lease shall be replaced with Exhibit A-1 attached hereto in order to evidence the location of the Premises, as herein expanded.

2. Term. Landlord and Tenant acknowledge that the term of the lease for the Expansion Space shall be for a period of six (6) years and ten (10) months (the “Expansion Space Term”) commencing as of the Expansion Space Commencement Date and expiring on September 30, 2008. The term of the Original Lease (with respect to the Existing Premises) is scheduled to expire on December 31, 2003, subject to Exhibit E “OPTION TO EXTEND.” Accordingly, commencing as of January 1, 2004 and continuing through September 30, 2008, the Premises shall be redefined to be the Expansion Space only.

3. Rent for the Combined Premises. With respect to the Existing Premises, Tenant shall continue to pay Minimum Rent in accordance with the terms of the Original Lease. Effective as of the Expansion Space Commencement Date and continuing throughout the Expansion Space Term, in addition to all Minimum Rent payable with respect to the Existing Premises, Tenant shall pay Minimum Rent with respect to the Expansion Space in equal monthly installments on or before the first day of each month in advance as follows:

(i) For the period commencing as of the Expansion Space Commencement Date and continuing through September 30, 2002, Tenant shall pay minimum annual rental applicable to the Expansion Space of Forty Four Thousand Four Hundred Sixty-Five and 70/100 Dollars ($44,465.70) [which represents a rental rate of $10.76 per rentable square foot of the Expansion Space], payable in equal monthly installments of Four Thousand Four Hundred Forty-Six and 57/100 Dollars ($4,446.57) each in advance on or before the first day of each month.

(ii) For the period commencing on October 1, 2002 and continuing through September 30, 2003, Tenant shall pay minimum annual rental applicable to the Expansion Space of Fifty-Four Thousand Nine Hundred Forty-Five and 72/100 Dollars ($54,945.72) per annum [which represents a rental rate of $11.08 per rentable square foot of the Expansion Space], payable in equal monthly installments of Four Thousand Five Hundred Seventy-Eight and 81/100 Dollars ($4,578.81) each in advance on or before the first day of each month.

(iii) For the period commencing on October 1, 2003 and continuing through September 30, 2004, Tenant shall pay minimum annual rental applicable to the Expansion Space of Fifty-Six Thousand Five Hundred Eighty-Two and 19/100 Dollars ($56,582.19) per annum [which represents a rental rate of $11.41 per rentable square foot of the Expansion Space], payable in equal monthly installments of Four Thousand Seven Hundred Fifteen and 18/100 Dollars ($4,715.18) each in advance on or before the first day of each month.

(iv) For the period commencing on October 1, 2004 and continuing through September 30, 2005, Tenant shall pay minimum annual rental applicable to the Expansion Space of Fifty-Eight Thousand Two Hundred Sixty-Eight and 25/100 Dollars ($58,268.25) per annum [which represents a rental rate of $11.75 per rentable square foot of the Expansion Space], payable in equal monthly installments of Four Thousand Eight Hundred Fifty-Five and 69/100 Dollars ($4,855.69) each in advance on or before the first day of each month.

(v) For the period commencing on October 1, 2005 and continuing through September 30, 2006, Tenant shall pay minimum annual rental applicable to the Expansion Space

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of Sixty Thousand Three and 90/100 Dollars ($60,003.90) per annum [which represents a rental rate of $12.10 per rentable square foot of the Expansion Space], payable in equal monthly installments of Five Thousand and 33/100 Dollars ($5,000.33) each in advance on or before the first day of each month.

(vi) For the period commencing on October 1, 2006 and continuing through September 30, 2007, Tenant shall pay minimum annual rental applicable to the Expansion Space of Sixty-One Thousand Seven Hundred Eighty-Nine and 14/100 Dollars ($61,789.14) per annum [which represents a rental rate of $12.46 per rentable square foot of the Expansion Space], payable in equal monthly installments of Five Thousand One Hundred Forty-Nine and 10/100 Dollars ($5,149.10) each in advance on or before the first day of each month.

(vii) For the period commencing on October 1, 2007 and continuing through September 30, 2008, Tenant shall pay minimum annual rental applicable to the Expansion Space of Sixty-Three Thousand Six Hundred Twenty-Three and 97/100 Dollars ($63,623.97) per annum [which represents a rental rate of $12.83 per rentable square foot of the Expansion Space], payable in equal monthly installments of Five Thousand Three Hundred Two and No/100 Dollars ($5,302.00) each in advance on or before the first day of each month.

For purposes hereof, if the Expansion Space Commencement Date is a date other than the first day of a calendar month, the Minimum Rental applicable to the Expansion Space shall be prorated daily from such date to the first day of the next calendar month and paid on the Expansion Space Commencement Date or anniversary thereof.

4. Additional Rent. Commencing as of the Expansion Space Commencement Date and continuing until December 31, 2003, Tenant’s Proportionate Share of Tenant Expenses, including insurance costs, taxes and operating expense charges, and any other amounts due and payable under the Lease, shall be adjusted to reflect the Revised Premises. Thereafter, Tenant’s Proportionate Share of Tenant Expenses shall be adjusted to reflect Tenant’s occupancy of the Expansion Space only.

5. Amortization of Additional Upfit Allowance. Commencing as of February 1, 2002 and continuing throughout the Expansion Space Term, in addition to all Minimum Rent and Additional Rent payable with respect to the Existing Premises and the Expansion Space, Tenant shall pay an additional amount (the “Upfit Amortization Rent”) to Landlord as repayment of the additional upfit allowance initially provided by Landlord for the Expansion Space, in equal monthly installments on or before the first day of each month in advance as follows:

(i) For the period commencing February 1, 2002 and continuing through August 31, 2008, Tenant shall pay Upfit Amortization Rent applicable to the Expansion Space of Six Thousand Four Hundred Fifty-Three and 24/100 Dollars ($6,453.24) per annum, payable in equal monthly installments of Five Hundred Thirty-Seven and 77/100 Dollars ($537.77) each in advance on or before the first day of each month.

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(ii) For the period commencing September 1, 2008 and continuing through September 30, 2008, Tenant shall pay Upfit Amortization Rent applicable to the Expansion Space of Five Hundred Thirty-Eight and 29/100 Dollars ($538.29) per month.

For purposes hereof, if the Expansion Space Commencement Date is a date other than the first day of a calendar month, the Upfit Amortization Rent applicable to the Expansion Space shall be prorated daily from such date to the first day of the next calendar month and paid on the Expansion Space Commencement Date or anniversary thereof.

6. Tenant Improvements. Tenant shall accept possession of the Expansion Space upon Landlord’s delivery of same in its then-existing “as is” condition without any further improvements thereto. Tenant shall be solely responsible for any costs associated with the upfitting improvements in the Expansion Space to be constructed in accordance with plans and specifications for such improvements designed by Tenant and approved in advance by Landlord. In addition, Tenant agrees to pay Landlord or its designee a charge of three percent (3%) of the cost of such upfitting improvements for construction consulting services, including, without limitation, the reviewing of plans and specifications, and the inspecting and coordinating of construction. The maximum payment for construction consulting services on the upfitting in the Expansion Space shall not exceed Five Thousand and 00/100 Dollars ($5,000.00). If Landlord for any reason whatsoever cannot deliver possession of the Expansion Space to Tenant on or before the Expansion Space Commencement Date, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any loss or damages resulting therefrom; but in that event, the Expansion Space Commencement Date shall be adjusted to be the date when Landlord does in fact deliver possession of the Expansion Space to Tenant.

7. Parking. Beginning with the Expansion Space Commencement Date and continuing throughout the Expansion Space Term, so long as Tenant is leasing and occupying the Expansion Space, Tenant shall have the right to use three (3) additional surface parking spaces in the parking area adjacent to the Building per 1,000 rentable square feet in the Expansion Space.

8. Broker’s Commissions. Tenant represents and warrants that it has not had any dealings with any real estate broker, finder or other person, with respect to this Second Amendment in any manner, except Tri-Properties, Inc. Landlord shall pay any commissions or fees that are payable to the above-named brokers or finders with respect to this Second Amendment. Tenant shall indemnify and hold Landlord harmless from any and all damages resulting from any claims that may be asserted against Landlord by any other broker, finder or other person, with whom Tenant has or purportedly has dealt. The provisions of this Section shall survive the termination or expiration of the Lease.

9. Contingency. Notwithstanding anything in this Second Amendment to the contrary, this Second Amendment is contingent in all respects upon Landlord’s execution of a lease termination agreement (the “Termination Agreement”) with the tenant currently occupying the Expansion Space. If Landlord does not obtain the fully executed Termination Agreement prior to December 1, 2001, this Second Amendment may be terminated by Landlord upon five (5) days advance written notice to Tenant, whereupon the parties hereto shall have no further rights or obligations under this Second Amendment.

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10. Ratification. Except as hereinafter expressly amended, the Original Lease shall remain in full force and effect. All covenants, terms, obligations and conditions of said Lease, not modified or amended by this Second Amendment to Lease, are hereby ratified and confirmed.

[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Second Amendment to Lease and has hereunto set its seal all as of the day and year first above written.

TENANT:

ICAGEN, INC.
(CORPORATE SEAL)

ATTEST:	By:	/s/ P. Kay Wagoner
Name:
	Its:	President
/s/ Robert J. Jakobs
Assist Secretary	Date:	12/7/01

LANDLORD:

ROYAL CENTER IC, LLC, a Delaware limited liability company

	By:	PRINCIPAL CAPITAL MANAGEMENT, LLC, a Delaware limited liability company, its authorized agent

	By:	/s/ Tony Hepner
	Name:	Tony Hepner
	Title:	Director

By:
Name:
Title:

	Date:	12/28/01

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EXHIBIT A-1

EXPANSION SPACE AND REVISED PREMISES

[FLOOR PLANS APPEAR HERE]

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STATE OF NORTH CAROLINA

THIRD AMENDMENT TO LEASE

COUNTY OF DURHAM

THIS THIRD AMENDMENT TO LEASE (the “Third Amendment”) is made and entered into as of the 14th day of June, 2002, by and between ROYAL CENTER THREE IC, LLC, a Delaware limited liability company (hereinafter called “Landlord”) [successor in interest to Petula Associates, Ltd., an Iowa corporation (hereinafter called “Petula”)] and ICAGEN, INC., a Delaware corporation (hereinafter called “Tenant”).

STATEMENT OF PURPOSE

A. Petula and Tenant entered into an agreement dated as of November 5, 1997 as amended by that certain First Amendment to Lease dated December 18, 1998 and as further amended by that certain Second Amendment to Lease dated November 30, 2001 (as amended, the “Original Lease”) for certain premises consisting of approximately 20,191 rentable square feet of office space (the “Premises”) on a portion of the first (1st) floor of that certain building known as Royal Center III (the “Building”) with an address of 4222 Emperor Boulevard, Imperial Center Business Park, Durham, North Carolina and more particularly described in said Original Lease.

B. Landlord, as successor-in-interest to Petula, and Tenant now desire to amend the terms of the Original Lease to add a three year option to extend the Term of the Lease with respect to a portion of the Premises more particularly described as 4,959 rentable square feet known as Suite 380 (hereinafter the “Expansion Space”).

NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Original Lease on the terms set forth below. The terms used but not defined herein shall have the meanings set forth within the Original Lease.

AGREEMENT

1. Notice and Exercise. Provided no Event of Default has occurred and is continuing under the Original Lease, as herein amended, Tenant is hereby granted the option to extend the term of its lease of the Expansion Space once for an additional period of three (3) years (the “Renewal Term”) (from October 1, 2008 through September 30, 2011) commencing upon the expiration of the existing term for the Expansion Space on the same terms and conditions (except as provided in this Third Amendment) as contained in the other provisions of the Original Lease. This option shall be exercised only by delivery of written notice (the “Renewal Notice”) to Landlord no later than six () months prior to September 30, 2008, the scheduled expiration date of the term of the lease of the Expansion Space, as set forth in Paragraph 2 of the Second Amendment to Lease. The Minimum Rental for the Expansion Space during the Renewal Term shall be the then fair market rental (“Market Rate”) applicable to the

Expansion Space. Tenant’s occupancy of the Expansion Space during any renewal period shall be subject to all other terms and conditions of the Lease, expressly including without limitation, the obligation to pay Tenant’s proportionate share of the taxes, insurance premiums and common area maintenance costs; provided, however, Landlord shall have no obligation to provide any upfitting allowance for the Renewal Term and Tenant agrees to continue leasing the Expansion Space in its “as-is” condition.

2. Determination of Market Rate. For purposes of this Third Amendment, the term “Market Rate” as it applies to the Expansion Space shall mean the annual amount per rentable square foot that comparable landlords of comparable buildings have accepted in then-current transactions between non-affiliated parties from new, non-expansion, non-renewal (unless the lease involved a procedure invoked by landlord and tenant for a 100% determination of “fair market rental”) and non-equity tenants of comparable credit-worthiness, for comparable space, for a comparable use, for a comparable period of time (“Comparable Transactions”). In any determination of Comparable Transactions appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, the ratio of rentable square feet to usable square feet, the type of escalation clause implemented, the extent of tenant’s liability under the lease, abatement provisions reflecting free rent and/or no rent during the period of construction or subsequent to the commencement date as to the space in question, parking considerations, length of the lease term, size and location of premises being leased, building standard work letter and/or tenant improvement allowances, if any, or any other tenant concessions and other generally applicable conditions of tenancy for such Comparable Transactions. The intent is that Tenant will obtain the same rent and other economic benefits that Landlord would otherwise give in Comparable Transactions and that Landlord will make, and receive the same economic payments and concessions that Landlord would otherwise make, and receive in Comparable Transactions.

Landlord shall determine the Market Rate by using its good faith judgment. Landlord shall provide written notice of such amount within thirty (30) days (but in no event later than forty-five (45) days) after Tenant provides the notice to Landlord exercising Tenant’s option rights which require a calculation of the Market Rate. Tenant shall have thirty (30) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental or to object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Market Rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s Review Period (“Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Market Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below. Failure of Tenant to so accept in writing such rental within Tenant’s Review Period shall conclusively be deemed its disapproval of the Market Rate determined by Landlord.

In the event that Landlord fails to timely generate the initial written notice of Landlord’s opinion of the Market Rate, Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have thirty (30) days (“Landlord’s Review Period”) after receipt of Tenant’s notice of the proposed rental within which to accept such rental. In the event Landlord fails to accept in writing such rental proposed by Tenant, then such proposal shall be

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deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon such Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Landlord’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Market Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below.

(a) Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Market Rate within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate appraiser, lawyer or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker or lawyer as to his or her opinion as to Market Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Market Rate for the Expansion Space is the closer to the actual Market Rate for the Expansion Space as determined by the arbitrator, taking into account the requirements of this Section 2. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines as necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of Market Rate (“MR Data”) and the other party may submit a reply in writing within five (5) business days after receipt of such MR Data.

(b) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Market Rate, and shall notify Landlord and Tenant of such determination.

(c) The decision of the arbitrator shall be binding upon Landlord and Tenant.

(d) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(e) The cost of arbitration shall be paid by Landlord and Tenant equally.

Immediately after the base rent for the applicable Extension Period is determined pursuant to this Third Amendment, Landlord and Tenant shall execute an amendment to the Lease stating the new base rent in effect.

3. Ratification. Except as hereinafter expressly amended, the Original Lease, as herein amended, shall remain in full force and effect. All covenants, terms, obligations and conditions of said Lease, not modified or amended by this Third Amendment to Lease, are hereby ratified and confirmed.

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Third Amendment to Lease and has hereunto set its seal all as of the day and year first above written.

TENANT:

ICAGEN, INC., a Delaware corporation
(CORPORATE SEAL)

ATTEST:	By:	/s/ P. Kay Wagoner
	Name:	P. Kay Wagoner
	Its:	President
/s/ Robert J. Jakobs
Assist Secretary	Date:	3/17/02

LANDLORD:

ROYAL CENTER THREE IC, LLC, a Delaware limited liability company

	By:	PRINCIPAL CAPITAL MANAGEMENT, LLC, a Delaware limited liability company, its authorized agent

	By:	/s/ Mark Scholz
	Name:	Mark Scholz
	Title:	Director

	Date:	4/14/02

By:
Name:
Title:

Date:

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STATE OF NORTH CAROLINA

FOURTH AMENDMENT TO LEASE

COUNTY OF DURHAM

THIS FOURTH AMENDMENT TO LEASE (the “Fourth Amendment”) is made and entered into as of the 7th day of December, 2002, by and between ROYAL CENTER IC, LLC, a Delaware limited liability company (hereinafter called “Landlord”) [successor in interest to Petula Associates, Ltd., an Iowa corporation (hereinafter called “Petula”)], and ICAGEN, INC., a Delaware corporation (hereinafter called “Tenant”),

STATEMENT OF PURPOSE

A. Petula and Tenant have entered into an agreement dated as of November 5, 1997, as amended by that certain First Amendment to Lease dated December 18, 1998, that certain Second Amendment to Lease dated November 30, 2001 and that certain Third Amendment to Lease dated June 14, 2002 (as amended, the “Original Lease”) for the lease of certain premises containing approximately 20,190 rentable square feet of office space consisting of (a) Suite 390 containing 8.983 rentable square feet (the “390 Space”), (b) Suite 350 containing 6,248 rentable square feet (the “350 Space”) (collectively referred to as the “350/390 Space” containing approximately 15,231 rentable square feet), and (c) Suite 380 containing 4,959 rentable square feet (the “380 Space”) (collectively the 350/390 Space and the 380 Space shall be hereinafter referred to as the “Premises”) located in Royal Center III (the “Building”) with an address of 4222 Emperor Boulevard, Imperial Center Business Park, Durham, North Carolina and more particularly described in said Original Lease.

B. Landlord, as successor in interest to Petula, and Tenant now desire to amend the terms of the Original Lease to add to the Premises approximately 4,665 rentable square feet of space known as Suite 335 (the “Adjacent Space”) in the Building and more particularly described on Exhibit A-1 attached hereto so that the Premises when combined with the Adjacent Space shall contain approximately 24,855 rentable square feet (hereinafter collectively referred to as the “Combined Premises”), and change certain other terms of the Original Lease (the Original Lease as amended hereby being deemed the “Lease”).

NOW, THEREFORE, in consideration of the premises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Original Lease on the terms set forth below. The terms used but not defined herein shall have the meanings set forth within the Original Lease.

AGREEMENT

1. Premises. Upon the full execution of this Fourth Amendment by Landlord and Tenant, Landlord shall deliver possession of the Adjacent Space in its “as-is” condition and, except as may be expressly set forth herein, Tenant acknowledges that Landlord shall have no obligation to make any further improvements to the Adjacent Space. Effective as of December 1, 2002 (the “Adjacent Space Commencement Date”), the “Premises” shall be redefined to be the

Combined Premises, containing approximately 24,855 rentable square feet. Accordingly, as of the Adjacent Space Commencement Date, wherever reference is made in the Lease to the Premises, it shall be deemed to mean the Combined Premises as set forth herein and Exhibit A to the Original Lease shall be replaced with Exhibit A-1 attached hereto in order to evidence the location of the Premises, as herein expanded.

2. Term. Landlord and Tenant acknowledge that the term of the lease for the Adjacent Space shall be for a period of five (5) years and one (1) month (the “Adjacent Space Term”) commencing as of the Adjacent Space Commencement Date and expiring on December 31, 2007 (the “Revised Expiration Date”). In addition, the term of the Original Lease (with respect to the 350/390 Space which expires December 31, 2003 shall be extended pursuant to “Exhibit E - Option to Extend” of the Original Lease for a period of four (4) years (the “Renewal Term”) commencing January 1, 2004 (the “Renewal Commencement Date”) and expiring December 31, 2007 (the “Renewal Expiration Date”) so as to be co-terminous with the Revised Expiration Date. The term of the Original Lease with respect to the 380 Space shall not be changed, and the 380 Space Term shall expire on September 30, 2008. Tenant shall have no further rights to renew the term of the Lease with respect to the 350/390 Space or the Adjacent Space.

3. Minimum Rent for the Premises.

a. 380 Space (4,959 square feet). With respect to the 380 Space, Tenant shall continue to pay Minimum Rent in accordance with the terms of the Original Lease.

b. 350/390 Space (15,231 square feet). With respect to the 350/390 Space, Tenant shall continue to pay Minimum Rent in accordance with the terms of the Original Lease through December 31, 2003.

During the Renewal Term, Tenant shall pay minimum annual rental applicable to the 390 Space as follows:

(i) For the period commencing as of the Renewal Commencement Date and continuing through December 31, 2004, the sum of One Hundred Two Thousand Six Hundred Seventy-Five and 69/100 Dollars ($102,675.69) per annum [which represents a rate of $11.43 per rentable square foot of the 390 Space] payable in equal monthly installments of Eight Thousand Five Hundred Fifty-Six and 31/100 Dollars ($8,556.31) each in advance on or before the first day of each month;

(ii) For the period commencing on January 1, 2005 and continuing through December 31, 2005, the sum of One Hundred Five Thousand Seven Hundred Twenty-Nine and 91/100 Dollars ($105,729.91) per annum [which represents a rate of $11.77 per rentable square foot of the 390 Space] payable in equal monthly installments of Eight Thousand Eight Hundred Ten and 83/100 Dollars ($8,810.83) each in advance on or before the first day of each month;

(iii) For the period commencing on January 1, 2006 and continuing through December 31, 2006, the sum of One Hundred Eight Thousand Eight Hundred Seventy-Three and

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96/100 Dollars ($108,873.96) per annum [which represents a rate of $12.12 per rentable square foot of the 390 Space] payable in equal monthly installments of Nine Thousand Seventy-Two and 83/100 Dollars ($9,072.83) each in advance on or before the first day of each month; and

(iv) For the period commencing on January 1, 2007 and continuing through December 31, 2007, the sum of One Hundred Twelve Thousand One Hundred Seven and 84/100 Dollars ($112,107.84) per annum [which represents a rate of $12.48 per rentable square foot of the 390 Space] payable in equal monthly installments of Nine Thousand Three Hundred Forty-Two and 32/100 Dollars ($9,342.32) each in advance on or before the first day of each month.

During the Renewal Term, Tenant shall pay minimum annual rental applicable to the 350 Space as follows:

(i) For the period commencing as of the Renewal Commencement Date and continuing through December 31, 2004, the sum of Forty-Three Thousand Four Hundred Eighty-Six and 08/100 Dollars ($43,486.08) per annum [which represents a rate of $6.96 per rentable square foot of the 350 Space] payable in equal monthly installments of Three Thousand Six Hundred Twenty-Three and 84/100 Dollars ($3,623.84) each in advance on or before the first day of each month;

(ii) For the period commencing on January 1, 2005 and continuing through December 31, 2005, the sum of Forty-Four Thousand Seven Hundred Ninety-Eight and 16/100 Dollars ($44,798.16) per annum [which represents a rate of $7.17 per rentable square foot of the 350 Space] payable in equal monthly installments of Three Thousand Seven Hundred Thirty-Three and 18/100 Dollars ($3,733.18) each in advance on or before the first day of each month;

(iii) For the period commencing on January 1, 2006 and continuing through December 31, 2006, the sum of Forty-Six Thousand One Hundred Seventy-Two and 72/100 Dollars ($46,172.72) per annum [which represents a rate of $7.39 per rentable square foot of the 350 Space] payable in equal monthly installments of Three Thousand Eight Hundred Forty-Seven and 73/100 Dollars ($3,847.73) each in advance on or before the first day of each month; and

(iv) For the period commencing on January 1, 2007 and continuing through December 31, 2007, the sum of Forty-Seven Thousand Five Hundred Forty-Seven and 28/100 Dollars ($47,547.28) per annum [which represents a rate of $7.61 per rentable square foot of the 350 Space] payable in equal monthly installments of Three Thousand Nine Hundred Sixty-Two and 27/100 Dollars ($3,962.27) each in advance on or before the first day of each month.

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c. Adjacent Space (4,665 square feet). With respect to the Adjacent Space, Tenant shall pay minimum annual rental as follows:

(i) For the period commencing as of January 1, 2003 and continuing through December 31, 2003, the sum of Forty-Four Thousand Three Hundred Seventeen and 50/100 Dollars ($44,317.50) per annum [which represents a rate of $9.50 per rentable square foot of the Adjacent Space] payable in equal monthly installments of Three Thousand Six Hundred Ninety-Three and 13/100 Dollars ($3,693.13) each in advance on or before the first day of each month;

(ii) For the period commencing on January 1, 2004 and continuing through December 31, 2004, the sum of Forty-Five Thousand Six Hundred Seventy and 35/100 Dollars ($45,670.35) per annum [which represents a rate of $9.79 per rentable square foot of the Adjacent Space] payable in equal monthly installments of Three Thousand Eight Hundred Five and 86/100 Dollars ($3,805.86) each in advance on or before the first day of each month;

(iii) For the period commencing on January 1, 2005 and continuing through December 31, 2005, the sum of Forty-Seven Thousand Twenty-Three and 20/100 Dollars ($47,023.20) per annum [which represents a rate of $10.08 per rentable square foot of the Adjacent Space] payable in equal monthly installments of Three Thousand Nine Hundred Eighteen and 60/100 Dollars ($3,918.60) each in advance on or before the first day of each month;

(iv) For the period commencing on January 1, 2006 and continuing through December 31, 2006, the sum of Forty-Eight Thousand Four Hundred Twenty-Two and 70/100 Dollars ($48,422.70) per annum [which represents a rate of $10.38 per rentable square foot of the Adjacent Space] payable in equal monthly installments of Four Thousand Thirty-Five and 22/100 Dollars ($4,035.22) each in advance on or before the first day of each month; and

(v) For the period commencing on January 1, 2007 and continuing through December 31, 2007, the sum of Forty-Nine Thousand Eight Hundred Sixty-Eight and 85/100 Dollars ($49,868.85) per annum [which represents a rate of $10.69 per rentable square foot of the Adjacent Space] payable in equal monthly installments of Four Thousand One Hundred Fifty-Five and 74/100 Dollars ($4,155.74) each in advance on or before the first day of each month.

Tenant shall have no obligation to pay minimum annual rent with respect to the Adjacent Space for the period commencing on the Adjacent Space Commencement Date and continuing until March 31, 2003.

4. Additional Rent. Commencing as of the Adjacent Space Commencement Date and continuing through December 31, 2007, Tenant’s Proportionate Share of Tenant Expenses, including insurance costs, taxes and operating expense charges, and any other amounts due and payable under the Lease, shall be adjusted to reflect the Combined Premises. Commencing as of January 1, 2008 and continuing through September 30, 2008, Tenant’s Proportionate Share of Tenant Expenses, including insurance costs, taxes and operating expense charges, and any other amounts due and payable under the Lease, shall be adjusted to reflect only the 380 Space.

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5. Tenant Improvements. Tenant shall be solely responsible for any costs associated with the upfitting improvements in the Adjacent Space to be constructed by Tenant (under Landlord’s supervision) in accordance with plans and specifications for such improvements designed by Tenant and approved in advance, in writing by Landlord. In addition, Tenant agrees to pay Landlord or its designee a charge of four percent (4%) of the cost of such upfitting improvements for construction consulting services, including, without limitation, the reviewing of plans and specifications, and the inspecting and coordinating of construction.

6. Parking. So long as Tenant is leasing and occupying the Adjacent Space, Tenant shall have the non-exclusive right (in common with other tenants of the Building) to use three (3) additional surface parking spaces in the parking areas adjacent to the Building for each 1,000 rentable square feet in the Adjacent Space.

7. Broker’s Commissions. Tenant represents and warrants that it has not had any dealings with any real estate broker, finder or other person, with respect to this Fourth Amendment in any manner, except Tri-Properties, Inc. Landlord shall pay any commissions or fees that are payable to the above-named brokers or finders with respect to this Fourth Amendment. Tenant shall indemnify and hold Landlord harmless from any and all damages resulting from any claims that may be asserted against Landlord by any other broker, finder or other person, with whom Tenant has or purportedly has dealt. The provisions of this Section shall survive the termination or expiration of the Lease.

8. Ratification. Except as hereinafter expressly amended, the Original Lease shall remain in full force and effect. All covenants, terms, obligations and conditions of said Lease, not modified or amended by this Fourth Amendment to Lease, are hereby ratified and confirmed.

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IN WITNESS WHEREOF, each of the parties hereto has duly executed this Fourth Amendment to Lease and has hereunto set its seal all as of the day and year first above written.

TENANT:

ICAGEN, INC.
(CORPORATE SEAL)

ATTEST:	By:	/s/ P. Kay Wagoner
Name:
	Its:	President
/s/ Robert J. Jakobs
Assist Secretary	Date:

LANDLORD:

ROYAL CENTER IC, LLC, a Delaware limited liability company

	By:	Principal Real Estate Investors, LLC, a Delaware limited liability company, its authorized agent

	By:	/s/ Mark F. Scholz
Mark F. Scholz
Investment Director Asset Management

By:
12/9/02

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Exhibit A-1

ADJACENT SPACE AND COMBINED PREMISES

[FLOOR PLANS APPEAR HERE]